UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Watsco, Inc.

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Watsco, Inc.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

NOTICE OF THE 2014 ANNUAL MEETING OF SHAREHOLDERS

Date:	Monday, May 19, 2014

Time:	9:00 a.m., Eastern Daylight Time

Place:	Watsco, Inc. Corporate Office
2665 South Bayshore Drive, Suite 901 Miami, Florida 33133

Purpose:	1. For the holders of our Common stock to elect one director and for the holders of our Class B common stock to elect three directors.

2. To consider and act upon a proposal to approve the Watsco, Inc. 2014 Incentive Compensation Plan.

3. To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.

4. To consider any other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were a record owner of our Common stock (NYSE: WSO) or our Class B common stock (NYSE: WSOB) at the close of business on April 4, 2014.

Proxy Voting:	Whether or not you expect to be present, please sign and date the enclosed proxy card, and return it in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By order of the Board of Directors,

BARRY S. LOGAN

Senior Vice President and Secretary

April 17, 2014

This is an important meeting, and all shareholders of record as of April 4, 2014 are invited to attend the meeting and vote in person. We respectfully urge those shareholders who are unable to attend to execute and return the enclosed proxy card as promptly as possible in the enclosed return envelope. No postage is required if mailed in the United States. Any shareholder who executes a proxy card may nevertheless attend the meeting, revoke his or her proxy and vote his or her shares in person.

NOTICE: Brokers are not permitted to vote on any of the proposals contained in this Proxy Statement without instructions from the beneficial owner of shares entitled to vote at the meeting. Therefore, if you hold your shares through a broker, bank or other nominee and you do not vote your shares in one of the ways described in this Proxy Statement, then your shares will not be voted in respect of any proposal contained in this Proxy Statement.

*	To be voted on at the meeting

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting to Be Held on May 19, 2014

The Company’s 2013 Annual Report and this Proxy Statement are available at: www.watsco.com

You are receiving this Proxy Statement because you owned shares of Watsco, Inc. common stock as of April 4, 2014, which entitles you to vote those shares at our 2014 annual meeting of shareholders. Our Board of Directors, which we refer to as the Board, is soliciting proxies from shareholders who wish to vote at the meeting. By using a proxy, you can vote even if you do not attend the meeting. This Proxy Statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

This Proxy Statement and the enclosed form of proxy are first being mailed to holders of our Common stock and our Class B common stock on or about April 17, 2014. Shareholders should review the information contained in this Proxy Statement together with our 2013 Annual Report which accompanies this Proxy Statement.

In this Proxy Statement, we refer to Watsco, Inc. as Watsco, we, us, our and the Company.

Our Internet website and the information contained therein or linked thereto are not incorporated by reference or otherwise made a part of this Proxy Statement.

INFORMATION ABOUT OUR ANNUAL MEETING

When and where is the annual meeting?

We will hold the annual shareholder meeting on Monday, May 19, 2014, at 9:00 a.m., Eastern Daylight Time at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

Who can attend the annual meeting?

Only shareholders of record as of April 4, 2014 (which we refer to as the record date), or their duly appointed proxies, and our invited guests are permitted to attend the annual meeting. To gain admittance, you must bring valid photo identification to the meeting, and we will verify your name against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you must bring a brokerage statement evidencing your share ownership as of the record date, a legal proxy from the broker to vote the shares that are held for your benefit and valid photo identification.

What is the purpose of the annual meeting?

Our 2014 annual meeting will be held for the following purposes:

1.	To vote on the election of directors as follows:

a.	for the holders of Common stock to elect Steven R. Fedrizzi to serve as a director until our 2017 annual meeting of shareholders, or until his successor is duly elected and qualified; and

b.	for the holders of Class B common stock to elect Denise Dickins, Paul F. Manley and Bob L. Moss to serve as directors until our 2017, 2017 and 2016 annual meetings of shareholders, respectively, or until their respective successors are duly elected and qualified.

2.	To consider and vote on a proposal to approve the Watsco, Inc. 2014 Incentive Compensation Plan.

3.	To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.

4.	To vote on such other business, if any, as may properly come before the meeting.

In addition, senior management will discuss the performance of the Company and respond to your questions.

Who can vote?

The Board has set April 4, 2014 as the record date for the annual meeting. Holders of Watsco Common stock or Class B common stock at the close of business on the record date are entitled to vote their shares at the annual meeting, or any postponement(s) or adjournment(s) of the annual meeting. As of the record date, there were 30,094,577 shares of our Common stock outstanding (representing 36,417,227 shares issued less 6,322,650 shares held in the Company’s treasury) and 4,870,071 shares of our Class B common stock outstanding (representing 4,918,334 shares issued less 48,263 shares held in the Company’s treasury), all of which are entitled to be voted.

A list of shareholders will be available at our corporate office at 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 during the ten days immediately preceding the annual meeting, and this list will be available at the annual meeting itself for examination by any shareholder entitled to attend the annual meeting.

What are the voting rights of Watsco shareholders?

Holders of our Common stock are entitled to one (1) vote per share on each matter that is submitted to shareholders for approval. Additionally, holders of our Common stock are entitled to vote as a separate class for the election of 25% of our directors (rounded up to the next whole number), which presently equates to three (3) directors. Holders of our Class B common stock are entitled to ten (10) votes per share on each matter that is submitted to shareholders for approval. Additionally, holders of our Class B common stock are entitled to vote as a separate class for the election of 75% of our directors (rounded down to the next whole number), which presently equates to six (6) directors. Except for the election of directors, as described above, or as otherwise required by applicable law, holders of our Common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our shareholders.

How do I vote?

Shareholders of Record

You are a shareholder of record if you are registered as a shareholder with our transfer agent, American Stock Transfer & Trust Company. To vote by mail, simply mark, sign and date your proxy card and return it in the enclosed envelope. To vote in person, you must attend our annual meeting, bring valid photo identification and deliver your completed proxy card in person.

Beneficial Shareholders

You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent, referred to as a “nominee,” holds your shares. This is often called ownership in “street name” because your name does not appear on the list of our registered shareholders maintained with our transfer agent. If you hold shares in street name, you will receive voting instructions from your brokerage firm, bank, trustee or other nominee. If you are a beneficial shareholder and would like to vote in person, then you must attend our annual meeting, bring valid photo identification, bring a brokerage statement validating your share ownership as of the record date and obtain a legal proxy from your broker, bank or other nominee to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

How do I revoke my proxy and change my vote?

A shareholder of record may revoke a proxy by giving written notice of revocation to our Secretary at our corporate office before the meeting, by delivering a duly executed proxy bearing a later date or by voting in person at the annual meeting. If you are a beneficial shareholder, you may revoke your proxy and change your vote by following the nominee’s procedures for revoking or changing your proxy.

What are the voting recommendations of the Board?

The Board recommends that you vote:

•	FOR the election of each of the director nominees. Please see Page 6 in this Proxy Statement for information on the experience and qualifications of each nominee;

•	FOR approval of the Watsco, Inc. 2014 Incentive Compensation Plan; and

•	FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers.

What happens if I submit or return my proxy card without voting?

When you properly submit your proxy, the shares it represents will be voted at the annual meeting in accordance with your directions. If you properly submit your proxy with no direction, the proxy will be voted:

•	FOR the election of each of the director nominees named in this Proxy Statement;

•	FOR approval of the Watsco, Inc. 2014 Incentive Compensation Plan;

•	FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers; and

•

In accordance with the recommendation of our board of Directors “For” or “Against” all other business as may properly be brought before the annual meeting and at any adjournments or postponements of the annual meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of Common stock and Class B common stock representing a majority of the combined voting power of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the conduct of business at the annual meeting. As of the record date, there were 30,094,577 shares of Common stock outstanding and 4,870,071 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting.

As of the record date, our directors and executive officers and entities affiliated with these persons owned (i) Common stock representing 1.0% of the outstanding shares of Common stock and (ii) Class B common stock representing 91.9% of the outstanding shares of Class B common stock, together representing 57.3% of the aggregated combined votes of Common stock and Class B common stock entitled to be cast at the annual meeting. Such persons and entities represent a majority of the combined voting power of the outstanding shares of stock on the record date and thus constitute a quorum, and we believe that such persons and entities will vote all of their shares of Common stock and Class B common stock in favor of all proposals set forth in the Proxy Statement.

If less than a majority of the combined voting power of the outstanding shares of Common stock and Class B common stock is represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the annual meeting before an adjournment is taken, unless the Board, after adjournment, fixes a new record date for the annual meeting (in which case a notice of the adjourned meeting will be given to shareholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting).

How many votes are needed for the proposals to pass?

Election of Directors

If a quorum is present at the annual meeting, the nominees receiving the greatest numbers of votes of Common stock and Class B common stock, voting as separate classes to the extent they are entitled to vote on a nominee, shall be elected as directors.

A properly executed proxy marked “WITHHOLD VOTE” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, but it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Approval of the Watsco, Inc. 2014 Incentive Compensation Plan

If a quorum is present, approval of the Watsco, Inc. 2014 Incentive Compensation Plan, referred to as the 2014 Plan, requires that the number of votes cast at the annual meeting in favor of the 2014 Plan exceeds the number of votes cast opposing the 2014 Plan. Pursuant to the New York Stock Exchange’s interpretations of its shareholder approval policies, abstentions will have the same effect as votes against the proposal.

Approval of a Non-Binding Advisory Resolution Regarding the Compensation of our Named Executive Officers.

If a quorum is present, approval requires that the number of votes cast at the annual meeting in favor of the resolution exceeds the number of votes cast opposing the resolution.

What is the effect of abstentions?

Proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but abstentions will not have an effect on the outcome of any proposal, except for the proposal to approve the 2014 Plan. See “How many votes are needed for the proposals to pass?—Approval of the Watsco, Inc. 2014 Incentive Compensation Plan” for a discussion of the effect of abstentions on the proposal to approve the 2014 Plan.

What are “broker non-votes” and what effect do they have on the proposals?

Broker non-votes occur when a broker, bank, or other nominee holds shares in “street name” for a beneficial owner, and that nominee does not vote the shares because it (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to a particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include all of the proposals described in this Proxy Statement.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) and in each other Proposal described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your broker, bank, or other nominee how to vote, then no votes will be cast on your behalf.

If any “routine” matters are properly brought before the annual meeting, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal.

Who tabulates the votes?

Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) will determine the number of shares of Common stock and Class B common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Who pays the cost of this proxy solicitation?

We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. In addition to solicitation by mail, we may also solicit proxies by letter, facsimile, e-mail, telephone or in person. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that our Board shall consist of no fewer than three nor more than nine members, and that it shall be divided, as nearly as possible, into three equal divisions, each of which serves for a staggered three year term.

The four directors whose terms expire at the 2014 annual meeting of shareholders are Denise Dickins, Steven R. Fedrizzi, Paul F. Manley and Bob L. Moss. Mr. Moss was appointed to the Board in March 2014 to fill the vacancy created by George P. Sape’s resignation. Mr. Sape’s term as a director was to expire at the 2016 annual meeting of shareholders, and, if elected by our shareholders at the annual meeting, Mr. Moss would serve for a term expiring at our 2016 annual meeting of shareholders.

Upon the recommendation of the Nominating & Strategy Committee, our Board has nominated Denise Dickins, Steven R. Fedrizzi and Paul F. Manley for re-election at the 2014 annual meeting of shareholders, each of whom would serve for a three-year term expiring at the 2017 annual meeting of shareholders, and each has consented to serve if elected. Upon the recommendation of the Nominating & Strategy Committee, our Board has nominated Bob L. Moss for re-election at the 2014 annual meeting of shareholders to serve for a two-year term expiring at the 2016 annual meeting of shareholders, and he has consented to serve if elected. Steven R. Fedrizzi has been nominated as a director to be elected by the holders of Common stock, and Denise Dickins, Paul F. Manley and Bob L. Moss have been nominated as directors to be elected by the holders of Class B common stock.

Holders of our Common stock have previously elected David C. Darnell and Aaron J. Nahmad to serve as directors for terms expiring at the 2016 and 2015 annual meetings of shareholders, respectively. Holders of our Class B common stock have previously elected Cesar L. Alvarez, Barry S. Logan and Albert H. Nahmad to serve as directors for terms expiring at the 2015, 2016 and 2015 annual meetings of shareholders, respectively.

We believe that each of our directors possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, have an understanding of the interests and issues that are important to our shareholders and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other and each of their respective experiences, skills and qualities. While our directors make up a diverse group in terms of age, gender, ethnic background and professional experience, they together comprise a cohesive body in terms of Board process and collaboration.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Biographies and Qualifications of Nominees and Other Directors

Each director’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appear below.

Albert H. Nahmad, 73, has served as our Chairman of the Board, President and Chief Executive Officer since December 1972. Mr. Nahmad is the Chair of the Nominating & Strategy Committee. He has more than 40 years of leadership experience as our President and Chief Executive Officer and has broad knowledge of our Company and long-standing experience with the HVAC/R industry.

Cesar L. Alvarez, 66, has served as the Co-Chairman of the international law firm Greenberg Traurig, P.A. (“Greenberg”) since February 2012. Mr. Alvarez previously served as Greenberg’s Chief Executive Officer from 1997 until his election as Executive Chairman in January 2010 and as its Executive Chairman from 2010 until his election as Co-Chairman.

Mr. Alvarez was elected to the Board in 1997 and is a member of the Nominating & Strategy Committee. The Board concluded that Mr. Alvarez should serve as a director because of his management experience as the current Co-Chairman and as former Executive Chairman and Chief Executive Officer of one of the nation’s largest law firms with professionals providing services in multiple locations across the country and abroad as well as his many years of corporate governance experience, both counseling and serving on the boards of directors of other publicly traded companies.

Mr. Alvarez also serves on the boards of directors of Mednax, Inc., Fairholme Funds, Inc., St. Joe Company, Sears Holdings Corporation and Intrexon Corporation.

David C. Darnell, 61, has served as the Co-Chief Operating Officer of Bank of America Corporation (“Bank of America”) since September 2011, prior to which Mr. Darnell served as the President of Bank of America’s Global Commercial Banking team from July 2005 to September 2011. Mr. Darnell joined Bank of America in 1979 and is now responsible for serving approximately 56 million of the bank’s consumers and small businesses with deposit, lending, card, home mortgage, wealth management and related products and services.

Mr. Darnell has served as a member of the Board since 2012. The Board concluded that Mr. Darnell should serve as a director because of his years of executive oversight and senior management experience in the banking industry.

Dr. Denise Dickins, 52, is an Associate Professor of Accounting and Auditing at East Carolina University where she has been employed since 2006. From 2002 to 2006, she was an instructor of various accounting courses at Florida Atlantic University. Prior to that, she was with Arthur Andersen LLP where she served in different capacities from 1983 to 2002, including Partner in Charge of the South Florida Audit Division. Dr. Dickins is a certified public accountant and certified internal auditor.

Dr. Dickins was elected to the Board in 2007 and is the Co-Chairperson of the Audit Committee. The Board nominated Dr. Dickins as a director because of her accomplished professional and academic experience in accounting and auditing as well as her other public company board experience, including experience with matters addressed by audit committees.

Dr. Dickins serves on the board of directors of two other publicly-traded companies, Steiner Leisure Ltd., where she is a member of the governance and nominating committee and is the Chairperson of the audit committee, and Great Lakes Dredge & Dock, where she is the Chairperson of the audit committee. She also served on the board of directors and the audit, compensation and nominating committees of TradeStation Group, Inc. until its sale in June 2011.

Steven R. Fedrizzi, 59, co-founded the U.S. Green Building Council (“USGBC”), a non-profit organization dedicated to sustainable building design and construction, and was appointed President and Chief Executive Officer of the USGBC in April 2004. Prior to 2004, Mr. Fedrizzi had a distinguished 25 year career at United Technologies Corporation (“UTC”), where he served as an in-house environmental consultant and in various marketing positions.

Mr. Fedrizzi has served as a member of the Board since 2010. The Board nominated Mr. Fedrizzi as a director because he is a recognized leader in the global sustainability movement and an early promoter of green building methods. His skills and experience strengthen our ongoing commitment of providing consumers with energy efficient and environmentally responsible products.

Mr. Fedrizzi serves on the boards of directors of a number of non-profit organizations.

Barry S. Logan, 51, has served as our Senior Vice President since November 2003 and as Secretary since 1997. Mr. Logan served as Vice President of Finance and Chief Financial Officer from 1997 to October 2003, as Treasurer from 1996 to 1998 and in other capacities beginning in 1992. Mr. Logan is a certified public accountant.

Mr. Logan has served as a member of the Board since 2011. The Board concluded that Mr. Logan should serve as a director because his long tenure with Watsco makes his service on the Board extremely valuable.

Paul F. Manley, 77, has been retired since serving as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

Mr. Manley was elected to the Board in 1984 and is the Co-Chairperson of the Audit Committee and Chair of the Compensation Committee. Additionally, Mr. Manley serves as our lead independent director. The Board nominated Mr. Manley as a director because of his executive oversight and senior management experience as well as his financial expertise in accounting and auditing.

Bob L. Moss, 66, is the Chairman and Chief Executive Officer of Moss & Associates LLC, founded in 2004, which is one of the largest general contractors in the Southern United States. Mr. Moss previously served as chairman of the board and Chief Executive Officer of Centex Construction Group from 2000 to 2002, the largest domestic general building contractor in the nation. Mr. Moss previously served as a director of Watsco for 20 years from 1992 to 2012.

Mr. Moss was appointed to the Board in 2014 and is a member of the Audit Committee, Compensation Committee and Nominating & Strategy Committee. The Board nominated Mr. Moss as a director because of his years of executive oversight and senior management experience in the construction industry as well as his prior experience as a director of the Company.

Aaron J. Nahmad, 32, has served as our Vice President of Strategy and Innovation since July 2010 and as Director of Global Business Development since 2005. Mr. Nahmad holds a B.A. from the University of Pennsylvania and a M.B.A. from New York University’s Leonard N. Stern School of Business. Aaron J. Nahmad is the son of Albert H. Nahmad.

Mr. Nahmad has served as a member of the Board since 2011 and is a member of the Nominating & Strategy Committee. The Board concluded that Mr. Nahmad should serve as a director because of his experience as Vice President of Strategy and Innovation, the Company’s development and execution of new technologies and his accomplished educational background in business.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are available on our website at www.watsco.com, under the caption “Corporate Governance Guidelines” within the Corporate Governance section. These materials may also be requested in print by writing to our Investor Relations Department at Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

Codes of Ethics and Conduct

The Board has adopted codes of ethics and conduct that are designed to ensure that directors, officers and employees of the Company are aware of their ethical responsibilities and avoid conduct that may pose risk to the Company. We maintain an Employee Code of Business Ethics and Conduct that is applicable to all employees. Additionally, we maintain a Code of Conduct for Executives that is applicable to members of our Board, executive officers and senior operating and financial personnel, including provisions applicable to our senior financial officers consistent with the Sarbanes-Oxley Act of 2002. These codes require continued observance of high ethical standards, such as honesty, integrity and compliance with the law in the conduct of our business. These codes are publicly available on our website at www.watsco.com, under the caption “Codes of Conduct” within the Corporate Governance section. We intend to post on our website amendments to or waivers from our Code of Conduct for Executives (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer). There were no amendments or waivers from our Code of Conduct for Executives in 2013. Violations under either code of conduct must be reported to the Audit Committee. We will provide a copy of these materials to any person without charge, upon written request to our Investor Relations Department at Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

BOARD OF DIRECTORS

Board Leadership Structure

Albert H. Nahmad, our Chief Executive Officer (“CEO”) and President, also serves as the Chairman of the Board. The Board believes that this leadership model is appropriate for the following reasons:

•

our Board has adopted strong and effective corporate governance policies and procedures to promote the effective and independent governance of the Company. See “Corporate Governance Guidelines” and “Codes of Ethics and Conduct” above;

•	our independent directors meet in regularly scheduled executive sessions led by our lead independent director without our CEO or any other members of management present;

•	the combined roles enable decisive leadership, ensure clear accountability and foster alignment between the Board and management on corporate strategy; and

•	the Board has demonstrated that it has functioned effectively and believes it will continue to function effectively with its current leadership structure and with Albert H. Nahmad as its Chairman.

In order to mitigate any potential disadvantages of one person serving as both CEO and Chairman of the Board, the Board has developed the role of a strong lead independent director to facilitate and strengthen the Board’s independent oversight of our performance, strategy and succession planning and to uphold effective governance standards. The position of lead independent director is currently held by Paul F. Manley, who also serves as Co-Chairman of the Audit Committee and Chairman of the Compensation Committee.

The lead independent director has the following duties and responsibilities:

•	advise the Chairman as to an appropriate schedule of Board meetings;

•	review and provide the Chairman with input regarding the agendas for the Board meetings;

•	preside at all Board meetings at which the Chairman is not present, including executive sessions of the non-management directors, and apprise the Chairman of the issues considered;

•	be available for direct communication with the Company’s shareholders;

•	call meetings of the non-management directors when necessary or appropriate; and

•	perform such other duties as the Board may from time to time determine.

In determining the appropriate leadership structure, the Board considered a number of factors, including the candor and dynamics of discussion among the directors and between directors and management, in addition to the effectiveness of the role of the lead independent director and the combined role of CEO and Chairman of the Board.

Our business and affairs are managed under the direction of our Board, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our shareholders. Our Board’s mission is to maximize long-term shareholder value. Our Board establishes our overall corporate policies, selects and evaluates our executive management team, which is charged with the conduct of our business, and acts as an advisor and counselor to executive management. Our Board also oversees our business strategy and planning, as well as the performance of management in executing our business strategy and assessing and managing risks.

Board Role in Risk Oversight

The Board carries out its role in the oversight of risk directly and through its committees. The Board’s direct role includes the consideration and understanding of risk in the strategic and operating plans that are presented to the Board by management. Additionally, the Board’s committees carry out the Board’s oversight of risk as follows:

•

the Audit Committee oversees the integrity of the Company’s financial reporting process and internal control environment, legal and regulatory compliance, qualifications of our independent registered public accounting firm, performance of our internal audit function, financial and disclosure controls, adherence to the Company’s Codes of Conduct and makes determinations regarding significant transactions with related parties;

•

the Compensation Committee determines the compensation of our CEO and Vice President of Strategy and Innovation (“VPSI”), reviews the compensation of the other executive officers, administers benefit plans and policies with respect to our executive officers and considers whether any of those plans or policies create risks that are likely to have a material adverse effect on the Company; and

•	the Nominating & Strategy Committee selects and seeks to retain Board members, evaluates directors and director nominees, and recommends director nominees and the remuneration of directors.

While our Board oversees our management of risk as outlined above, management is responsible for identifying and managing risks.

Director Independence

The Board has adopted independence guidelines for non-management directors to serve on the Board that comply with applicable rules of the New York Stock Exchange, referred to as the “NYSE”. Each non-management director and director nominee satisfies such guidelines. Based on its independence review, the Board affirmatively determined that each of the following directors is independent: Cesar L. Alvarez; David C. Darnell; Denise Dickins; Steven R. Fedrizzi; Paul F. Manley; and Bob L. Moss. In determining that Mr. Alvarez was independent, the Board considered the legal services provided to us by Greenberg, a law firm for which Mr. Alvarez serves as Co-Chairman, and in determining that Mr. Darnell was independent, the Board considered the bank-related services provided to us by Bank of America, a bank for which Mr. Darnell serves as Co-Chief Operating Officer. Following such consideration, the Board determined that the services provided by Greenberg and Bank of America did not affect the independence of Mr. Alvarez or Mr. Darnell, respectively. See “Certain Relationships and Related Person Transactions.” Our independence guidelines are included in the Corporate Governance Guidelines, which are available on our website at www.watsco.com, under the caption “Corporate Governance Guidelines” within the Corporate Governance section.

Board Meetings

The Board took action by unanimous written consent two times and held seven meetings during 2013. Each of the directors attended 86% or more of the aggregate number of meetings of the Board and the committees on which the director served in 2013. Our non-management directors meet at regularly scheduled executive sessions without management present.

Our Corporate Governance Guidelines provide that all directors should make every effort to attend our shareholder meetings. All of our directors attended the 2013 annual meeting of shareholders.

Board Committees

The Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nominating & Strategy Committee. Only independent directors may serve on the Audit and Compensation Committees.

Audit Committee

During 2013, Messrs. Manley and Sape and Dr. Dickins were the members of the Audit Committee. Following Mr. Sape’s resignation in 2014, the Board appointed Mr. Moss to serve on the Audit Committee. All Audit Committee members are independent, as independence for audit committee members is defined in the applicable NYSE listing standards and rules of the Securities and Exchange Commission, referred to as the “SEC.” The Audit Committee held five meetings during 2013. All Audit Committee members possess the required level of financial literacy as defined in our Audit Committee charter, and Mr. Manley and Dr. Dickins, Co-Chairpersons of the Audit Committee, qualify as “audit committee financial experts” as defined by applicable SEC rules and regulations and meet the current standard of requisite financial management expertise as required by the NYSE and applicable SEC rules and regulations.

The Audit Committee’s functions include overseeing the integrity of our financial statements and internal control over financial reporting, our compliance with legal and regulatory requirements, the qualifications of our independent registered public accounting firm and the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our Board have established. In this oversight capacity, the Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by our internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls as required by section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

The Audit Committee operates under a formal charter that governs its duties and conduct. The charter is reviewed annually by the Audit Committee, and any recommended changes to the charter are submitted to the Board for its approval. A copy of the current Audit Committee charter is available on our website at www.watsco.com, under the caption “Committees” within the Corporate Governance section. The charter is also available in print to any shareholder who requests it in writing to our Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

KPMG LLP, our independent registered public accounting firm, reports directly to the Audit Committee.

The Audit Committee has adopted procedures for dealing with reported violations of our Employee Code of Business Ethics and Conduct and Code of Conduct for Executives to enable confidential and anonymous reporting of improper activities directly to the Audit Committee. See “Codes of Conduct” for additional information.

Please refer to the Report of the Audit Committee, which is set forth in this Proxy Statement, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2013.

Compensation Committee

During 2013, Messrs. Manley and Sape were the members of the Compensation Committee. Following Mr. Sape’s resignation in 2014, the Board appointed Mr. Moss to serve on the Compensation Committee. All Compensation Committee members are independent as required by applicable listing standards of the NYSE and applicable SEC rules. The Compensation Committee held six meetings during 2013. The Compensation Committee determines the compensation of our CEO and VPSI, reviews the compensation of the other executive officers and reads and approves the Compensation Discussion and Analysis included in our proxy statements. It also administers with respect to our executive officers the Amended and Restated 2001 Incentive Compensation Plan (the “2001 Plan”) and our Fourth Amended and Restated 1996 Qualified Employee Stock Purchase Plan. Please refer to the Report of the Compensation Committee and Compensation Discussion and Analysis, which is set forth in this Proxy Statement, for a further description of our Compensation Committee’s responsibilities and its compensation philosophy and a description of considerations underlying each component of compensation paid to our Named Executive Officers for 2013.

The Compensation Committee operates under a formal charter that governs its duties and conduct. The charter is reviewed annually by the Compensation Committee, and any recommended changes to the charter are submitted to the Board for its approval. A copy of the current charter is available on our website at www.watsco.com, under the caption “Committees” within the Corporate Governance section. The charter is also available in print to any shareholder who requests it in writing to our Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133.

Nominating & Strategy Committee

During 2013, Cesar L. Alvarez, Aaron J. Nahmad, Albert H. Nahmad and George P. Sape were the members of the Nominating & Strategy Committee. Following Mr. Sape’s resignation in 2014, the Board appointed Mr. Moss to serve on the Nominating & Strategy Committee. We have elected to apply the exemption related to a controlled company provided by the NYSE that allows a company that has more than 50% of the voting power held by an individual (Albert H. Nahmad has a combined voting power of 52.9% as of the record date) to be exempted from complying with rules requiring that only independent directors comprise our Nominating & Strategy Committee or adopt a charter. The Nominating & Strategy Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board, (b) evaluating Board nominees and members and (c) recommending nominees. The Nominating & Strategy Committee is responsible for reviewing at least annually the qualifications of directors and nominees, as well as the composition of the Board as a whole, in accordance with the Company’s corporate governance guidelines. While the Nominating & Strategy Committee has no specific minimum qualifications for director candidates, the Committee takes into account each individual’s independence from management, background and considerations including diversity, age, skills and experience in the context of the needs of the Board. The Nominating & Strategy Committee also considers whether, by significant accomplishment in his or her field, the director or nominee has demonstrated an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, as well as his or her reputation for honesty and ethical conduct in his or her personal and professional activities. While the Company’s corporate governance guidelines do not prescribe specific diversity standards, as a matter of practice, the Nominating & Strategy Committee considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work.

Shareholders may recommend director nominees by sending a letter to the Nominating & Strategy Committee, or may make a nomination by complying with the notice procedures set forth in our Amended and Restated Bylaws and in accordance with the procedures outlined under “Shareholder Communications” provided in this Proxy Statement. When identifying, evaluating and considering potential candidates for membership on our Board, including those recommended or nominated by shareholders, the Nominating & Strategy Committee considers relevant educational, business and industry experience and demonstrated character and judgment. The manner in which the Nominating & Strategy Committee evaluates nominees for directors does not differ based on whether any such nominee is recommended by a shareholder. Further information related to the Nominating & Strategy Committee is included in our Corporate Governance Guidelines.

The Nominating & Strategy Committee met one time during 2013.

Director Compensation

We pay each director, who is not a Company employee, a $1,000 fee for each meeting of the Board attended in person by such director, and we reimburse directors for their expenses in connection with their activities as directors. We do not pay a fee for director attendance at telephonic meetings. Directors who are also employees do not receive any additional compensation for their service on the Board. The Nominating & Strategy Committee reviews directors’ remuneration and recommends to the Board any proposed changes to director remuneration. In connection with his role as lead director, Audit Committee Co-Chairperson and Chairman of the Compensation Committee, Mr. Manley received annual fees of $55,000 in 2013 and was reimbursed for expenses associated with the performance of his duties. Dr. Dickins received an annual fee of $45,000 for her role as Co-Chairperson of the Audit Committee in 2013 and was reimbursed for expenses associated with the performance of her duties. Our directors are eligible to receive stock options under our 2001 Plan at the discretion of our Compensation Committee. We generally grant 20,000 non-qualified stock options to each of our non-management directors upon appointment to the Board.

The following table sets forth the total compensation received by our non-employee directors for 2013.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Cesar L. Alvarez	$4,000	—	$4,000
David C. Darnell	$3,000	—	$3,000
Denise Dickins	$49,000	—	$49,000
Steven R. Fedrizzi	$4,000	—	$4,000
Paul F. Manley	$59,000	—	$59,000
George P. Sape	$4,000	—	$4,000

(1)	The following table sets forth the number of stock option awards outstanding for each non-management director as of December 31, 2013.

Name	Outstanding Option Awards
Cesar L. Alvarez	—
David C. Darnell	20,000
Denise Dickins	—
Steven R. Fedrizzi	—
Paul F. Manley	—
George P. Sape	—

Certain Relationships and Related Person Transactions

We review, at least annually, all relationships and transactions in which the Company and our directors or executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We may use outside legal counsel to assist in such determination. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in this Proxy Statement. In addition, as set forth in the Audit Committee Charter, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. The following is a summary of certain agreements and transactions among related parties and us. It is our policy that any such agreements and transactions must be entered into in good faith and on fair and reasonable terms that are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party. We believe that all agreements and transactions described below met that standard at the time they were effected and approved or ratified by the Audit Committee.

Mr. Alvarez, a director, is the Co-Chairman of Greenberg, which receives customary fees for legal services. During 2013, we paid Greenberg approximately $80,000 for services performed. We currently anticipate that this arrangement will continue.

Mr. Darnell, a director, is the Co-Chief Operating Officer of Bank of America, which provides services to us, including as one of the lenders under our syndicated revolving credit agreement, the lessor for our corporate aircraft, cash management services and other bank-related services. During 2013, we paid Bank of America approximately $3,300,000 for banking services and lease payments. We currently anticipate that these arrangements will continue. For additional information on our revolving credit agreement, please refer to Note 6 to our consolidated financial statements, which are contained in our Annual Report to Shareholders, filed with the SEC as Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2013.

Aaron J. Nahmad, a director and our Vice President of Strategy and Innovation, is the son of Albert H. Nahmad, our Chairman of the Board, President and CEO. Aaron J. Nahmad receives annual compensation and benefits that are consistent with the compensation and benefits provided to other executive officers with equivalent qualifications, experience and responsibilities. For further information, see the Compensation Discussion and Analysis, compensation tables and narrative discussion thereof contained in this Proxy Statement.

Shareholder Agreement

In 2009, we formed a joint venture with Carrier Corporation, which we refer to as Carrier, and issued 2,985,685 shares of Common stock and 94,784 shares of Class B common stock to Carrier as consideration. Watsco and Carrier entered into a shareholder agreement, referred to as the Shareholder Agreement. In 2012, we formed another joint venture with UTC Canada Corporation, which we refer to as UTC Canada, an affiliate of Carrier, and issued 1,250,000 shares of Common stock as consideration. At that time, we amended and restated the Shareholder Agreement. The Shareholder Agreement defines Carrier, its parent corporation, UTC, and all of UTC’s subsidiaries, including Carrier and UTC Canada as the “Shareholder Group Members”. The Shareholder Agreement applies to all shares beneficially owned by them.

Among other things, the Shareholder Agreement provides that, for as long as Carrier’s and UTC Canada’s aggregate ownership of our Common stock and Class B common stock exceeds five percent (5%) of the total number of outstanding shares of Common stock and Class B common stock:

•

at any meeting of our shareholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of our shareholders, Carrier and UTC Canada must vote (or cause to be voted) all of the shares of our common stock beneficially owned by them and the Shareholder Group Members in the same proportion as votes cast for, against or abstain by all other holders of our common stock; and

•

at any meeting of our shareholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of our shareholders, pursuant to which holders of any class of our common stock are entitled to vote as a separate class, Carrier and UTC Canada must vote (or cause to be voted) all of the shares of such class of our common stock beneficially owned by them and by Shareholder Group Members in the same proportion of votes cast for, against or abstain by all other holders of such class of our common stock.

The Shareholder Agreement also provides, among other things, that Shareholder Group Members may not, directly or indirectly, acquire, offer to acquire, or agree to acquire, by purchase or otherwise, unless specifically requested by us in writing, any shares, or the power to vote and/or direct the vote of shares, of our Common stock and Class B common stock that would result in the Shareholder Group Members owning in aggregate more than 19.9% of the total number of shares, or voting power, of our Common stock and Class B common stock then outstanding.

Communications with the Company and the Board

All interested parties may communicate with the Company by writing to our Investor Relations Department at Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133. You may also contact the Company by e-mail at info@watsco.com.

All interested parties may communicate with our Board by calling (800) 4WATSCO in the United States and leave a message for the lead independent director. You may also contact the lead independent director by e-mail at presidingdirector@watsco.com or by going to our website at www.watsco.com, under the caption “Lead Director” within the Corporate Governance section. Regardless of the method you use, the lead independent director will be able to view your unedited message. The lead independent director will determine whether to relay your message to other members of the Board.

Shareholder Proposals

Shareholders interested in submitting a proposal for inclusion in our proxy materials for our 2015 annual meeting of shareholders may do so by following the procedures set forth in Rule 14a-8 promulgated by the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. To be eligible for inclusion in such proxy materials, shareholder proposals must be received by our Corporate Secretary no later than December 18, 2014. Any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to us no later than March 3, 2015, or such proposal will be considered untimely. If a shareholder proposal is received after March 3, 2015, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2015 annual meeting of the shareholders.

STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our Common stock and Class B common stock by:

•	each shareholder known by us to beneficially own more than 5% of any class of our voting securities;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	our directors and executive officers as a group.

The table also contains, in the final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval, except for the election of directors and for such separate class votes as are required by Florida law. Holders of our Common stock are entitled to one (1) vote per share on each matter that is submitted to shareholders for approval and holders of our Class B common stock are entitled to ten (10) votes per share on each matter that is submitted to shareholders for approval. All information is as of the record date, April 4, 2014. As of the record date, we had 30,094,577 shares of Common stock and 4,870,071 shares of Class B common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned(2)		Class B Common Stock Beneficially Owned(2)		Combined Percent of Voting Securities
	Shares	Percent	Shares	Percent
Shareholders owning more than 5% of any class of Common Stock:
United Technologies Corporation (3)	4,235,685	14.1%	94,784	1.9%	6.6%
BlackRock, Inc. (4)	2,773,486	9.2%	—	—	3.5%
The Vanguard Group (5)	1,533,891	5.1%	—	—	1.9%

Directors, Director Nominees and Named Executive Officers:
Albert H. Nahmad (6)	1,320	*	4,171,374	85.7%	52.9%
Barry S. Logan (7)	115,502	*	128,200	2.6%	1.8%
Aaron J. Nahmad (8)	1,615	*	88,305	1.8%	1.1%
Ana M. Menendez (9)	70,213	*	42,700	*	*
David C. Darnell (10)	13,334	*	—	—	*
Cesar L. Alvarez	27,657	*	—	—	*
Dr. Denise Dickins	5,296	*	—	—	*
Steven R. Fedrizzi	2,113	*	—	—	*
Bob L. Moss (11)	9,800	*	—	—	*
Paul F. Manley (12)	9,248	*	1,255	*	*
Paul W. Johnston (13)	49,600	*	62,700	*	*
All directors, director nominees and named executive officers as a group (11 persons) (14)	305,698	1.0%	4,494,534	91.9%	57.3%

*	Less than 1%.
(1)	Unless otherwise indicated in the footnotes below, (a) the address of each of the beneficial owners is c/o Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 and (b) each beneficial owner has sole voting and investment power with respect to all shares identified in the table above.
(2)

Percentages are based on 30,094,577 shares of Common stock and 4,870,071 shares of Class B common stock issued and outstanding as of the record date. The percentage for each individual shareholder additionally includes the number of shares of common stock that such beneficial owner may acquire within 60 days of the record date pursuant to the exercise, exchange or conversion of options or other rights. The number and percentage of shares beneficially owned is determined in accordance with the rules and regulations promulgated under the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable rules of the SEC, although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of, exchange, or conversion of options or other rights, and the Class B common stock is immediately convertible into Common stock on a one-for-one basis, the number of shares set forth opposite each shareholder’s name does not include shares of Common stock issuable upon conversion of our Class B common stock.
(3)	Based on Schedule 13G/A filed on May 7, 2012. United Technologies Corporation (“UTC”) is deemed to be the beneficial owner of 4,330,469 shares of common stock, 3,080,469 of which are owned directly by Carrier Corporation, which is a wholly owned subsidiary of UTC, and 1,250,000 shares of which are owned directly by UTC Canada Corporation, which is a wholly owned subsidiary of UTC. UTC has shared voting power and shared dispositive power over 4,330,469 of such shares. Carrier Corporation has shared voting power and shared dispositive power over 3,080,469 of such shares. The address of UTC is One Financial Plaza, Hartford, Connecticut 06101. The address of Carrier Corporation is One Carrier Place, Farmington, Connecticut 06034.
(4)

Based on Schedule 13G/A filed on January 31, 2014. BlackRock, Inc., a parent holding company, has sole dispositive power over 2,773,468 of such shares and sole voting power over 2,636,426 of such shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(5)	Based on Schedule 13G/A filed on February 12, 2014. The Vanguard Group, an investment advisor, has sole dispositive power over 1,498,797 of such shares, shared dispositive power over 35,094 of such shares and sole voting power over 36,794 of such shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(6)	The number of shares of Common stock indicated are owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan & Trust (“Profit Sharing Plan”). The number of shares of Class B common stock indicated consists of (i) 379,572 shares directly owned, (ii) 493,845 shares owned by various family-related trusts, (iii) 1,330,000 shares owned by Albert Capital LP, a limited partnership over which Mr. Nahmad maintains effective control, (iv) 25,000 shares owned by custodial accounts over which Mr. Nahmad is the custodian, (v) 1,415,622 shares issued under Restricted Stock Agreements held by Albert Henry Capital L.P., a limited partnership over which Mr. Nahmad maintains effective control and (vi) 527,335 additional shares issued under Restricted Stock Agreements.
(7)	The number of shares of Common stock indicated consists of (i) 4,000 shares directly owned, (ii) 2,302 shares owned pursuant to the Profit Sharing Plan, (iii) 450 shares owned in an Individual Retirement Account and (iv) 108,750 shares issued pursuant to Restricted Stock Agreements. The number of shares of Class B common stock indicated consists of (i) 25,000 shares directly owned and (ii) 103,200 shares issued under Restricted Stock Agreements.
(8)	The number of shares of Common stock indicated consists of (i) 1,408 shares directly owned and (ii) 207 shares owned pursuant to the Profit Sharing Plan. The number of shares of Class B common stock indicated consists of (i) 51,605 shares directly owned, (ii) 30,700 shares issued under Restricted Stock Agreements and (iii) 6,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(9)	The number of shares of Common stock indicated consists of (i) 28,954 shares directly owned, (ii) 1,259 shares owned pursuant to the Profit Sharing Plan and (iii) 40,000 shares issued pursuant to Restricted Stock Agreements. The number of shares of Class B common stock indicated consists of (i) 35,200 shares issued under Restricted Stock Agreements and (ii) 7,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(10)	The number of shares of Common stock indicated consists of shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(11)	The number of shares of Common stock indicated consists of (i) 7,000 shares directly owned, (ii) 1,800 shares owned in an Individual Retirement Account and (iii) 1,000 shares owned by Mr. Moss’ spouse. Mr. Moss disclaims beneficial ownership of the shares held by his spouse, except to the extent of his pecuniary interest therein.
(12)	The number of shares of Common stock indicates shares owned by trusts controlled by Mr. Manley. The number of shares of Class B common stock indicates shares owned by a trust controlled by Mr. Manley.

(13)	The number of shares of Common stock indicated consists of (i) 11,431 shares directly owned, (ii) 669 shares owned pursuant to the Profit Sharing Plan and (iii) 37,500 shares issued pursuant to Restricted Stock Agreements. The number of shares of Class B common stock indicated consists of (i) 55,200 shares issued under Restricted Stock Agreements and (ii) 7,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(14)	Includes shares beneficially owned by directors and named executive officers as described in footnotes (6)-(13).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2013, all applicable Section 16(a) filing requirements were complied with on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information as of December 31, 2013 with respect to compensation plans (including individual compensation arrangements) under which any of our equity securities are authorized for issuance.

	Equity Compensation Plan Information(1)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	267,700	(2)	$65.30	784,598	(3)
Equity compensation plans not approved by security holders	—		—	—

Total	267,700		$65.30	784,598

(1)	See Note 8 to the consolidated financial statements included in our 2013 Annual Report for additional information regarding share-based compensation and benefit plans.
(2)	Composed of 218,200 shares of Common stock and 49,500 shares of Class B common stock.
(3)	Composed of 259,446 shares reserved for issuance under the 2001 Plan and 525,152 shares reserved for issuance under the Fourth Amended and Restated 1996 Qualified Employee Stock Purchase Plan (the “ESPP”). An aggregate of 5,844 shares of Common stock were purchased under the ESPP in 2013. As of April 4, 2014, there were 45,421 shares remaining available for future issuance under the 2001 Plan.

EXECUTIVE OFFICERS

The names of our five executive officers are set forth in the table below, and we refer to such persons as our Named Executive Officers (“NEOs”). In the following Compensation Discussion and Analysis, we describe the policies and practices that relate to the compensation of our NEOs.

Name	Title
Albert H. Nahmad	Chairman of the Board, President and Chief Executive Officer (“CEO”)
Ana M. Menendez	Chief Financial Officer and Treasurer (“CFO”)
Barry S. Logan	Senior Vice President and Secretary (“SVP”)
Paul W. Johnston	Vice President (“VP”) (through March 3, 2014)
Aaron J. Nahmad	Vice President of Strategy and Innovation (“VPSI”)

Biographical information for Albert H. Nahmad, Barry S. Logan and Aaron J. Nahmad can be found in the section entitled “Proposal No. 1—Election of Directors.”

Ana M. Menendez, 49, has served as our Chief Financial Officer and Treasurer since November 2003, as Treasurer since 1998 and as Assistant Secretary since 1999. Ms. Menendez is a certified public accountant.

Paul W. Johnston, 61, was appointed to the newly-created position of Senior Vice President, Office of the Chairman in March 2014. In connection with his new appointment, Mr. Johnston vacated his role as a NEO in March 2014, having served as VP of the Company since March 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We are committed to a philosophy of pay for performance, and the Compensation Committee, which we refer to as the “Committee” in this Compensation Discussion and Analysis and the tables that follow, reviews our compensation programs on an ongoing basis to ensure that our compensation policies serve the best interests of the Company and our shareholders. We describe in greater detail below in this Compensation Discussion and Analysis how we link performance with pay for our NEOs.

Consideration of Shareholder Advisory Vote on Executive Compensation

In 2011, shareholders were presented with a non-binding advisory vote to approve the executive compensation of our NEOs, which was approved by 79% of the votes cast on the proposal. The Committee considers the results of the advisory votes on executive compensation together with the Company’s compensation philosophy, as described in this Compensation Discussion and Analysis, when considering future executive compensation arrangements and potential changes to the executive compensation program. The next non-binding advisory vote to approve the executive compensation of our NEOs will be held at our 2017 annual meeting.

Oversight of Executive Compensation

The Board has delegated to the Committee its responsibility for determining total compensation for our NEOs. The Committee consists of two directors appointed by the Board. Each member is independent in accordance with applicable rules and regulations of the SEC and NYSE.

The responsibilities of the Committee, as stated in its charter, include the following:

•	to fairly and justly determine short, intermediate and long-term compensation for the NEOs;

•

to regularly re-evaluate executive compensation practices to ensure the fairness, relevance, support of the strategic goals of the Company and contribution to the creation of long-term shareholder value;

•

to consider the relevant mix of compensation based upon three components: base salary, annual cash incentives and long-term share-based compensation (non-qualified stock options and non-vested (restricted) stock), each of which is intended to be an important part of the overall compensation package; and

•

to develop a compensation plan that allocates a significant portion of the executives’ total compensation through incentives and other forms of longer-term compensation linked to Company performance and the creation of shareholder value, including share-based awards and programs.

The Committee is responsible each year to:

•	within the first 90 days of the calendar year, determine with the CEO his base salary and incentive compensation for that year;

•	review and approve, in advance, any changes to the compensation of the CFO, SVP and VP;

•	unilaterally determine the compensation of the VPSI;

•	review and discuss with management the disclosures made in the Compensation Discussion and Analysis prior to the filing of our proxy statement for the annual meeting of shareholders; and

•	complete a Committee self-evaluation to ensure that the Committee has performed all items required under its Charter.

Role of Named Executive Officers in Determining Compensation

None of our NEOs has a direct role in determining the amount of his or her compensation. Our CEO recommends compensation packages for our NEOs, except for the VPSI and himself. The CEO’s assessment of each executive’s compensation is based on the particular executive’s general responsibilities, the overall financial performance of the Company, the performance of the department or function that each executive leads and the collective success of the team meeting certain strategic priorities. Our CEO has considerable discretion in respect of the compensation packages he recommends.

Executive Compensation Philosophy

The long-standing objective considered in the design of executive compensation is to closely align compensation with the long-term interests of the Company and its shareholders. This core philosophy is the foundation of our executive compensation decisions and reflected in a set of guiding principles. The application of these principles enables us to create a meaningful link between compensation and long-term, sustainable growth for our shareholders. The guiding principles are as follows:

•	Pay for Performance – A significant portion of compensation should be variable, contingent and directly linked to individual and Company performance.

•	Shareholder Alignment – The financial interest of executives should be aligned with the interests of our shareholders through share-based compensation that correlate with long-term shareholder value.

•	Long-Term Focus – Long-term share-based compensation for executives should significantly outweigh short-term compensation.

•

Sharing of Risk – Variable compensation should represent the greatest portion of total compensation in order to directly link compensation with both the upside opportunity and the downside risk associated with the Company’s actual performance. For the NEO’s, variable compensation represented 89% of their total compensation for 2013.

•

Competitiveness – Total compensation should be competitive to attract, retain and motivate an executive team capable of maximizing shareholder value. Each element should be determined based on an assessment of internal pay, external market competitiveness and total shareholder value creation.

•

Balance – The portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Incentive compensation opportunities should reward the appropriate balance of short-term and long-term financial and strategic results. Long-term share-based compensation opportunities should significantly outweigh short-term cash-based opportunities. For the NEOs, short-term incentives represented 4% of variable compensation, and long-term incentives represented 96% of variable compensation in 2013.

Elements of Executive Compensation

Our executive compensation is made up of three principal elements: base salary; annual cash incentives; and long-term share-based compensation, each of which is intended to be an important part of total executive compensation. Each year, the Committee reviews the compensation for our NEOs and sets compensation for our VPSI and CEO. The Committee has the opportunity to meet with the executives at various times during the year, which allows the Committee to form its own assessment of each individual’s performance.

Use of Discretion

The determination of the amount of each element of compensation for NEOs, other than the CEO, is discretionary and is not weighted or based on specific performance metrics; therefore, the relative amount of each element of compensation may vary from year-to-year. As described above, however, our core compensation philosophy focuses on long-term performance, which results in a relatively high portion of executive compensation in the form of share-based compensation. The annual base salary and incentive compensation for the CEO is discussed separately below.

Named Executive Officers other than the CEO

Base Salary

Base salary is designed to adequately compensate and reward the NEOs for their day-to-day performance. Our CEO determines, in his discretion, base salaries for all NEOs, other than the VPSI and himself, after consultation with and subject to the approval of the Committee. When setting and adjusting each NEO’s salary level, the executive’s roles and responsibilities, experience, potential and performance are considered. Other factors are considered such as the annual merit increase paid to all other Company employees, demand in the labor market for the particular executive and succession planning. These factors are not weighted. Adjustments to base salary are discretionary and based on an overall assessment of all of these factors. Additionally, neither base salary nor any other element of executive compensation is benchmarked at any particular level versus a peer group or compensation survey data. Instead, reasonable judgment is used to set a base salary that, when combined with all other compensation elements, results in a competitive pay package.

The Committee reviews NEO salaries annually and sets the salaries for our VPSI and CEO. Effective July 1, 2013, the Committee approved an increase in the base salary of our VPSI from $175,000 to $225,000 based on an increase in his responsibilities. The determination was made that the base salaries for the other NEOs were adequate based on their respective roles and responsibilities; therefore, we made no adjustments in 2013. The salaries paid to the NEOs during 2013 are shown in the 2013 Summary Compensation Table presented in this Proxy Statement.

Annual Cash Incentives

Annual cash incentives are used to reward NEOs for their current contributions to the Company and to align executive compensation with annual performance. Our CEO determines, in his discretion, annual cash incentives for all NEOs, other than the VPSI and himself, after consultation with and subject to the approval of the Committee. Some of the factors considered when determining these incentives include, but are not limited to, the overall financial performance of the Company, the performance of the department or function that each executive leads and an assessment of the executive team’s collective achievement of strategic priorities. The Committee’s approval and determination whether to pay cash incentives has been, and continues to be, entirely discretionary and is not based on any specific performance-based factors.

For 2013, the CEO determined and the Committee approved an annual cash incentive of $200,000 each for our CFO, SVP and VP based on the overall financial performance of the Company. Factors considered in this determination include record performance in revenues, operating income and diluted earnings per share. The annual cash incentives paid to the NEOs during 2013 are shown in the 2013 Summary Compensation Table presented in this Proxy Statement.

Share-Based Compensation

We currently maintain one share-based compensation plan, the 2001 Plan, which provides a broad variety of share-based compensation alternatives. At December 31, 2013, the 2001 Plan had a total of approximately 200 participants. To date, awards under the 2001 Plan consist of: (1) non-qualified stock options; and (2) awards of non-vested (restricted) stock. Grants are made to retain executives, align their incentives with the long-term interests of our shareholders and reward them for potential long-term contributions. Our CEO determines, in his discretion, the allocation between awards of non-qualified stock options and non-vested (restricted) stock for all NEOs, other than the VPSI and himself, after consultation with and subject to the approval of the Committee.

Share-based compensation awards generally provide either medium-term or long-term incentives. Awards of non-qualified stock options are granted as medium-term incentives, which generally vest in two equal installments over three and four years of service. By comparison, non-vested (restricted) stock vests upon an executive’s retirement age, generally resulting in longer vesting schedules; therefore, such awards are granted as long-term incentives.

As described above, our core compensation philosophy is heavily-weighted toward long-term incentives, which create an owner-oriented culture; therefore, the discretionary allocation between non-qualified stock options and non-vested (restricted) stock generally favors the latter.

Stock Options

Stock options provide executives with an opportunity to purchase our Common stock at a price determined on the grant date. Options under the 2001 Plan generally vest over three to four years of service. Vesting may accelerate in certain circumstances prior to the original vesting date. There is a limited term in which the optionee can exercise stock options, known as the option term. Options under the 2001 Plan have an option term of five years. A stock option becomes valuable only if our Common stock price increases above the option exercise price, and the holder of the option remains employed during the period required for the option to “vest”; therefore, these options provide an incentive for the holders to remain employed by us.

In recent years, the CEO has determined and the Committee has approved that, as between awards of non-qualified stock options and non-vested (restricted) stock, incentives would be composed entirely of non-vested (restricted) stock, which generally vest over a significantly longer period of time than stock options. This determination was based on our philosophy that compensation should both (i) help establish a culture whereby executives think and act with a long-term point of view (i.e. create an owner-oriented culture) and (ii) provide executives with an incentive to sustain their career with the Company. No stock options were granted to the NEOs for the 2013 fiscal year. The approval and determination not to award stock options to the NEOs has been, and continues to be, entirely discretionary and is not based on any specific performance-based factors or because of any failure on the part of the executives to meet performance expectations. Instead, the determination was based on our core compensation philosophy outlined above.

Non-Vested (Restricted) Stock

Awards of non-vested (restricted) stock are designed to focus on the long-term performance of the Company for the duration of an executive’s career and are subject to forfeiture until certain specified events occur (generally, retirement age, death, disability or a change in control of the Company). These features enhance our ability to retain, throughout their entire careers, those individuals who are key to the creation of shareholder value. Shares of non-vested (restricted) stock may be shares of either our Common stock or Class B common stock, none of which may be sold or disposed of prior to vesting, and which may be forfeited in the event of termination of employment prior to the end of a restricted period. A participant granted non-vested (restricted) stock generally has all of the rights of a shareholder of the Company, including the right to vote and the right to receive dividends. Awards of non-vested (restricted) stock are granted at no cost to the employee.

Non-vested (restricted) stock awards vary each year and, in the case of NEOs other than the VPSI, are based in the discretion of the CEO, after consultation with and subject to the approval by the Committee. For our VPSI, the award is based solely in the discretion of the Committee. We have no formal program or pre-established performance or financial targets that determine the amount, if any, of awards. The Committee’s decision to grant non-vested (restricted) stock awards is based on the subjective weighting of the factors described below, together with the overall performance of the Company.

The CEO and the Committee consider the following factors with respect to the amount of an individual executive’s non-vested (restricted) stock award:

•	the individual’s personal contribution toward Company performance and overall achievements;

•	current levels of equity held by such executive in comparison to other executives;

•	the executive’s role within the Company;

•	the executive’s tenure with the Company;

•	the executive’s prospective retirement age (which is generally when vesting occurs); and

•	the cost of the awards.

During 2013, the amount of non-vested (restricted) stock awarded to our NEOs was based on their respective individual performances and their respective current levels of equity relative to the other NEOs. The grant date fair value of the non-vested (restricted) stock awarded to the NEOs during 2013 is shown in the 2013 Grants of Plan-Based Awards Table presented in this Proxy Statement.

Authorization of Share-Based Awards

The Committee approves the grant of share-based compensation to the CEO. The Committee has delegated to the CEO the authority to grant options and award restricted stock under the 2001 Plan to the other NEOs except for the VPSI. The amounts granted to NEOs vary each year and are based on the discretion of the Committee in the case of the CEO and VPSI, and the discretion of the CEO in the case of the other NEOs.

Other than in connection with the CEO’s annual incentive opportunity, as discussed below, we do not have a formal policy or timetable for the granting of share-based compensation. Generally, we consider grants annually, during performance reviews or upon hiring. The decision to award only non-vested (restricted) stock in 2013 was based on our core philosophy described above, together with the recognition that medium-term incentives (i.e. non-qualified stock options) were already outstanding.

Additional long-term incentive compensation information related to the NEOs is included in the 2013 Summary Compensation Table, the 2013 Grants of Plan Based Awards Table and the Outstanding Equity Awards as of December 31, 2013 Table presented in this Proxy Statement.

Chief Executive Officer

Albert H. Nahmad has served as our Chairman of the Board, President and CEO since December 1972. His leadership has been instrumental in our growth and success over the past 41 years, and his leadership continues to be of great importance to our future performance. Given the foregoing, Mr. Nahmad’s compensation is materially different to, and greater than, the compensation paid to our other NEOs.

Financial Metrics Used in Executive Compensation

Two key financial metrics are considered in measuring performance for our CEO:

Earnings per Share

To ensure that compensation is proportional to the return on investment earned by shareholders, we use earnings per share, or EPS, as one of the metrics to determine annual incentive compensation for our CEO. EPS is defined as diluted earnings per share calculated in accordance with U.S. generally accepted accounting principles.

Common Stock Price

As is the case with EPS, we also look at the closing market price for our Common stock as a means to ensure compensation is proportional to the potential return on investment earned by shareholders. Incentive compensation for our CEO takes into account the change in the price of our Common stock from year to year.

Our CEO does not earn any incentive compensation unless one of the two metrics above has increased for the year in which the incentive compensation is determined.

Annual Incentive Compensation

Each year, our CEO has an annual incentive opportunity based upon the increase, if any, in EPS and Common stock price of the Company. Effective January 1, 2013, we amended and renewed, and the Committee subsequently approved, an amendment to our employment agreement with Mr. Nahmad, dated January 31, 1996, which we refer to as the CEO Agreement. Under the terms of the CEO Agreement, Mr. Nahmad may earn this annual incentive award pursuant to and under the 2001 Plan. Mr. Nahmad must be employed for the entire year to be entitled to his annual incentive compensation for such year, unless the Committee otherwise specifically determines that such amounts are to be paid in respect of a year in which Mr. Nahmad is employed for only part of such year. The Committee and Mr. Nahmad mutually agree, within the first 90 days of the calendar year, on the metrics to be used in determining performance-based compensation for the applicable year. Such metrics are administered by the Committee and documented in the form of an amendment to the CEO Agreement, which is filed with the SEC.

For 2013, the CEO’s incentive compensation was determined using the following formula:

A.	Earnings Per Share	Annual Incentive Compensation for CEO
	For each $.01 increase from the prior year	$65,250

B.	Increase in Common Stock Price
	(i) If the closing price of a share of Common stock on 12/31/13 failed to exceed $74.90	$0
	(ii) If the closing price of a share of Common stock on 12/31/13 exceeded $74.90 but did not equal or exceed $86.00, for each $0.01 increase in per share price of a share of Common stock above $74.90	$1,200
	(iii) If the closing price of a share of Common stock on 12/31/13 equaled or exceeded $86.00, for each $0.01 increase in per share price of a share of Common stock above $74.90	$1,800

For 2013, the CEO’s incentive compensation was paid in a number of non-vested (restricted) Class B common shares equal to the dollar amount earned (as described in the table above), multiplied by a factor of two and divided by the closing price for the Class B common stock on the NYSE as of the close of trading on December 31, 2013. The value of any fraction of a share was paid in cash. The incentive compensation earned is multiplied by a factor of two because it is converted from cash to shares that vest in their entirety in approximately 9 years and are subject to events of forfeiture prior thereto as set forth in the restricted stock agreements.

For 2013, based on the achievement of the performance factors described above, Mr. Nahmad’s incentive compensation for 2013 was $16,100,100. Mr. Nahmad was entitled to receive 166,615 shares of Class B common stock, which was issued by the Company during the first quarter of 2014. These non-vested (restricted) shares vest in their entirety on October 15, 2022 and are subject to forfeiture prior to this vesting date as set forth in the restricted stock agreements. Mr. Nahmad also received $93.00 in cash related to fractional shares.

Other Benefits and Programs

A limited number of other benefits and programs is available to our NEOs. We offer these benefits and programs as part of each NEO’s total compensation package. A list of specific benefits is noted below:

Employee Stock Purchase Plan

We maintain an employee stock purchase plan, which is available to all eligible employees, that enables such employees to purchase our Common stock at a discounted rate, thereby keeping our employees’ interests aligned with the interests of our shareholders. Executives (other than our CEO) may participate in this plan on the same basis as all other eligible employees. After ninety days of employment, eligible employees may elect to contribute to this plan through payroll deductions or lump sum contributions of up to $25,000 in any calendar year based on calculating the fair market value as of the grant date, as provided under the plan. Shares are purchased at a 5% discount to the closing share price of our Common stock at specified times, subject to certain restrictions.

Health and Welfare Benefits

We offer a variety of health and welfare programs to all eligible employees. Executives generally are eligible for the same benefit programs on the same basis as the rest of our employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision and life, accidental death and disability insurance.

Company Airplane

Pursuant to his employment agreement, Albert H. Nahmad has limited access to our corporate aircraft for personal use (up to 40 hours per calendar year), and the value of such use is included in his annual compensation. We review the aircraft flight logs and categorize the flights as business-related or non-business-related to determine Mr. Nahmad’s personal use of the aircraft. The value of the personal use of the Company aircraft is determined following Internal Revenue Service guidelines, which may be different than the Company’s aggregate incremental cost of such use.

Pension Plans

While we do not provide a defined benefit pension plan or supplemental executive retirement plan, we provide to all of our eligible employees a profit sharing retirement plan that is qualified under Section 401(k) of the U.S. Internal Revenue Code of 1986, as amended. Under the plan, we may make matching contributions in our discretion, which may be in the form of our Common stock or cash. For 2013, we elected to match 50% of each participant’s contributions up to a maximum 1.5% of such participant’s compensation (as defined under the plan) in the form of our Common stock.

Other Compensation

We provide our NEOs with other benefits described in the All Other Compensation column in the 2013 Summary Compensation Table presented in this Proxy Statement, which we believe are reasonable, competitive and consistent with our overall executive compensation philosophy. The costs of these benefits constitute only a small amount of each NEO’s total compensation.

Severance Plan

We do not have severance agreements with any of our NEOs.

Employment Agreements

Except for Albert H. Nahmad’s agreement with respect to his incentive compensation, as discussed above, we do not have employment agreements with any of our NEOs.

Acceleration of Vesting; Change in Control

Under the 2001 Plan the Committee or the Board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and, if so provided in the award agreement, vesting shall occur automatically in the case of a “change in control” of the Company. Except in the case of our CEO, a “change in control” generally means (a) the election to the Board of the Company, without the recommendation or approval of the incumbent Board of the Company, of directors constituting a majority of the number of directors of the Company then in office; or (b) approval by shareholders of (i) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, (ii) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company.

In the case of our CEO, a “change in control” means (a) the acquisition by any person, entity or group of beneficial ownership of 20% or more of the outstanding shares of any class of common stock entitled to vote in the election of any directors of the Company; provided, however, that the acquisition of any shares owned by or for the benefit of the CEO or the CEO’s spouse or descendants shall not be taken into account for this purpose; (b) the election to the Board of the Company, without the recommendation or approval of the incumbent Board of the Company, of directors constituting a majority of the number of directors of the Company then in office; or (c) approval by shareholders of (i) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, (ii) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company.

Indemnification Agreements

We do not have indemnification agreements with any of our NEOs.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

During 2013, our Compensation Committee consisted of Paul F. Manley and George P. Sape. Mr. Sape continued to serve on the Compensation Committee until his resignation from the Board in March 2014.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is provided by the following independent directors, who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Paul F. Manley, Chairman

Bob L. Moss

Risk Considerations in our Compensation Programs

We have reviewed our compensation structures and policies as they pertain to risk and have determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2013 was an officer, employee or former officer of ours or any of our subsidiaries or had any relationship that would be considered a compensation committee interlock and would require disclosure in this Proxy Statement pursuant to SEC rules and regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this Proxy Statement pursuant to SEC rules and regulations.

COMPENSATION TABLES

2013 Summary Compensation Table

The following table sets forth the compensation earned by the NEOs for services rendered for the years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total Compensation ($)
Albert H. Nahmad (3) Chief Executive Officer	2013	$1,100,000	—	$16,100,007	$93	$93,152	$17,293,252
	2012	$1,100,000	—	$6,002,064	$36	$90,726	$7,192,826
	2011	$1,100,000	—	$3,881,681	$19	$74,753	$5,056,453

Ana M. Menendez (4) Chief Financial Officer	2013	$350,000	$200,000	$318,220	—	$3,825	$872,045
	2012	$321,749	—	$246,750	—	$3,750	$572,249
	2011	$254,521	—	$501,020	—	$3,675	$759,216

Barry S. Logan (4) Senior Vice President	2013	$435,000	$200,000	$227,300	—	$3,825	$866,125
	2012	$429,265	—	$176,250	—	$3,750	$609,265
	2011	$407,233	—	$501,020	—	—	$908,253

Paul W. Johnston (4) Vice President	2013	$350,000	$200,000	$318,220	—	$3,825	$872,045
	2012	$323,951	—	$246,750	—	$3,750	$574,451
	2011	$279,973	—	$501,020	—	$3,675	$784,668

Aaron J. Nahmad (4) Vice President of Strategy and Innovation	2013	$200,000	—	$1,398,300	—	$2,987	$1,601,287
	2012	$162,568	—	$176,250	—	$2,430	$341,248
	2011	$136,301	—	$851,820	—	$2,038	$990,159

(1)	The amounts in this column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. This amount of share-based compensation expense will be recognized over the relevant vesting period by the Company. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 8 to our consolidated financial statements, which are contained in our Annual Report to Shareholders, filed with the SEC as Exhibit 13 to our 2013 Annual Report on Form 10-K. For further information on the CEO’s annual incentive compensation, see discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)	Represents the cash value of fractional shares earned in connection with Albert H. Nahmad’s annual incentive award, the terms of which are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.
(3)	For Albert H. Nahmad, all other compensation in 2013 includes (i) $3,825 related to the Profit Sharing Plan matching contribution; (ii) $11,605 related to additional health insurance benefits paid by the Company for Mr. Nahmad and his spouse, such as deductibles and co-insurance, among others and (iii) $77,722 related to Mr. Nahmad’s use of our aircraft for personal travel pursuant to his employment agreement.
(4)	For Ms. Menendez, Messrs. Logan and Johnston and Aaron J. Nahmad, all other compensation comprises Profit Sharing Plan matching contributions.

2013 Grants of Plan-Based Awards

This table discloses the number of non-vested (restricted) stock awards granted to our NEOs during 2013 and the grant date fair value of these awards. No options to purchase shares of common stock were granted to our NEOs during 2013. This table should be read together with the information set forth under the heading “Chief Executive Officer” contained in the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (2)	Maximum (#)
Albert H. Nahmad	12/31/13	$0	$0	(1)	0	166,615	(1)	166,615	$16,100,007
Ana M. Menendez	08/16/13							3,500	$318,220
Barry S. Logan	08/16/13							2,500	$227,300
Paul W. Johnston	08/16/13							3,500	$318,220
Aaron J. Nahmad	07/29/13							15,000	$1,398,300

(1)	As described above under “Compensation Discussion and Analysis—Chief Executive Officer,” Albert H. Nahmad has an annual incentive opportunity based upon the increase in the Company’s EPS and Common stock price.
(2)	Amount shown is based on the number of non-vested (restricted) shares granted in connection with the CEO’s annual incentive compensation. For further information, see the discussion in the Compensation Discussion and Analysis section of this Proxy Statement.
(3)	The grant date fair value of the non-vested (restricted) stock awards represents the total amount of share-based compensation expense that we will recognize over the relevant vesting period.

Outstanding Equity Awards at December 31, 2013

The following table shows outstanding stock option awards classified as exercisable and unexercisable at December 31, 2013 for the NEOs. The table also shows non-vested (restricted) stock awards outstanding at December 31, 2013.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Albert H. Nahmad (2)(3)	—	—	—	—	1,776,342	$171,647,927

Ana M. Menendez (4)	7,500	7,500	$56.09	7/23/2015	—	—
	—	—	—	—	75,200	$7,243,776
Barry S. Logan (5)	—	7,500	$56.09	7/23/2015	—	—
	—	—	—	—	211,950	$20,418,741
Paul W. Johnston (6)	7,500	7,500	$56.09	7/23/2015	—	—
	—	—	—	—	72,700	$7,003,626
Aaron J. Nahmad (7)	6,000	6,000	$56.70	7/06/2015	—	—
	—	—	—	—	30,700	$2,966,541

(1)	Based on the respective closing market prices of our Common stock and Class B common stock on December 31, 2013.
(2)	Albert H. Nahmad’s awards represent Class B common stock that has been granted primarily in connection with his employment agreement, dated January 31, 1996, as amended, as described above under “Compensation Discussion and Analysis—Chief Executive Officer”. Mr. Nahmad’s stock awards will vest upon the earlier of October 15, 2022 or his death or disability.
(3)	Albert H. Nahmad’s stock awards exclude 166,615 shares of Class B common stock with a market value of $16,100,007 issued in 2014.
(4)	Ms. Menendez’s stock awards include 40,000 shares of Common stock and 35,200 shares of Class B common stock. Ms. Menendez has 47,000 stock awards that will vest upon the earlier of December 2, 2026, when she reaches retirement age, or her death or disability and 28,200 stock awards that will vest upon the earlier of December 2, 2028, or her death or disability. Ms. Menendez’s options award represents non-qualified option awards as to shares of Class B common stock. Ms. Menendez has 7,500 option awards that were fully vested at December 31, 2013 and 7,500 option awards that vest on July 23, 2014. All of Ms. Menendez’s awards were granted under the 2001 Plan.
(5)	Mr. Logan’s stock awards include 108,750 shares of Common stock and 103,200 shares of Class B common stock. Mr. Logan has 178,750 stock awards that will vest upon the earlier of December 14, 2024, when he reaches retirement age, or his death or disability and 33,200 stock awards that will vest upon the earlier of December 14, 2026, or his death or disability. Mr. Logan’s options award represents non-qualified option awards as to shares of Class B common stock. Mr. Logan’s options award vests on July 23, 2014. All of Mr. Logan’s awards were granted under the 2001 Plan.
(6)	Mr. Johnston’s stock awards include 37,500 shares of Common stock and 35,200 shares of Class B common stock. Mr. Johnston has 37,500 Common stock awards that will vest upon the earlier of May 22, 2014, when he reaches retirement age, or his death or disability and 35,200 Class B common stock awards that will vest upon the earlier of May 22, 2016, or his death or disability. Mr. Johnston’s options award represents non-qualified option awards as to shares of Class B common stock. Mr. Johnston has 7,500 option awards that were fully vested at December 31, 2013 and 7,500 option awards that vest on July 23, 2014. All of Mr. Johnston’s awards were granted under the 2001 Plan.
(7)

Aaron J. Nahmad’s stock awards include 30,700 shares of Class B common stock. Mr. Nahmad has 13,200 Class B common stock awards that will vest upon the earlier of October 17, 2045, when he reaches retirement age, or his death or disability and 17,500 Class B common stock awards that will vest upon the earlier of October 17, 2043, when he reaches retirement age, or his death or disability. Mr. Nahmad’s options award represents non-qualified option awards as to shares of Class B common stock. Mr. Nahmad has 6,000 option awards that were fully vested at December 31, 2013 and 6,000 option awards that vest on July 6, 2014. All of Mr. Nahmad’s awards were granted under the 2001 Plan.

2013 Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised during 2013 for the NEOs. No stock awards granted to NEOs vested during 2013.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Albert H. Nahmad	—	—
Ana M. Menendez	15,000	$1,092,000
Barry S. Logan	7,500	$254,025
Paul W. Johnston	—	—
Aaron J. Nahmad	—	—

(1)	Calculated based on the difference between the market price on the date of exercise and the exercise price of the option.

Potential Payments upon Termination or Change of Control

As described above, certain share-based compensation agreements of the NEO’s have provisions that provide for accelerated vesting due to a change in control. See “Acceleration of Vesting; Change in Control” under the “Other Benefits and Programs” section of the Compensation Discussion and Analysis in this Proxy Statement. Additionally, agreements for awards of non-vested (restricted) stock have provisions that provide for accelerated vesting due to the death or disability of the executive. In the event that vesting is accelerated under these agreements, any unrecognized share-based compensation expense would be immediately recognized. Other than the foregoing, we have no agreements or other arrangements with our NEOs that provide for compensation or other benefits upon a change in control of the Company. The table below illustrates the value of the accelerated vesting of the equity awards for each NEO had Watsco experienced a change in control on December 31, 2013. The amounts presented in the table below are estimates and do not necessarily reflect the actual value of the benefits that would be received by the NEOs, which would only be known at the time that a change of control occurs.

	Stock Options (1)	Non-Vested (Restricted) Stock (2)	Total
Albert H. Nahmad (3)	—	$187,747,934	$187,747,934
Ana M. Menendez	$304,050	$4,842,276	$5,146,326
Barry S. Logan	$304,050	$18,497,541	$18,801,591
Paul W. Johnston	$304,050	$3,401,376	$3,705,426
Aaron J. Nahmad	$239,580	$2,966,541	$3,206,121

(1)	Represents the difference between the closing price on the NYSE for a share of our Class B Common stock on December 31, 2013 ($96.63) and the exercise price of the option multiplied by the number of stock options that would have been subject to accelerated vesting.
(2)	Represents the amount of the respective closing prices on the NYSE for a share of our Common stock ($96.06) and Class B Common stock ($96.63) on December 31, 2013, multiplied by the number of non-vested (restricted) shares that would have been subject to accelerated vesting.
(3)	Includes December 31, 2013 grant of 166,615 shares of Class B common stock related to Albert H. Nahmad’s 2013 annual incentive opportunity as described above under “Compensation Discussion and Analysis—Chief Executive Officer” and the value of shares that in the case of a change in control would be withheld by the Company as payment to satisfy related tax withholdings.

AUDIT-RELATED MATTERS

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

During 2013, our Audit Committee consisted of Denise Dickins, Paul F. Manley and George P. Sape. Mr. Sape continued to serve on the Audit Committee until his resignation from the Board in March 2014.

The role of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial reporting process and internal control environment, including compliance with legal and regulatory requirements. The Board, in its business judgment, has determined that each Audit Committee member is “independent,” as independence for audit committee members is defined in the applicable NYSE listing standards and rules of the SEC.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Company’s Board. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls.

The Audit Committee has met and held discussions with management and the Company’s internal auditors and KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed the audited consolidated financial statements, as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s Annual Report to shareholders, with management and KPMG LLP. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with KPMG LLP those matters required to be discussed pursuant to Auditing Standard No. 16, “Communications with Audit Committees,” adopted by the Public Company Accounting Oversight Board (“PCAOB”), and the rules of the SEC, and reviewed a letter from KPMG LLP disclosing such matters.

In addition, the Audit Committee has discussed with KPMG LLP the firm’s independence from Company management and the Company and has reviewed the written disclosures and letter from KPMG LLP pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and considered the compatibility of non-audit services with KPMG LLP’s independence.

The Audit Committee has discussed with the Company’s internal auditors and KPMG LLP the overall scope and plans for their respective audits. The Audit Committee has met with the internal auditors and KPMG LLP, with and without management present, to discuss the results of their audits; their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

AUDIT COMMITTEE

Denise Dickins, Co-Chairperson

Paul F. Manley, Co-Chairperson

George P. Sape

Auditor Fees and Services

The table below summarizes the fees and expenses billed to us by our independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2013 and 2012. There were no audit-related fees billed to us by KPMG LLP for the years ended December 31, 2013 and 2012, therefore, the column for such fees was excluded from the following table.

Year	Audit Fees	Tax Fees	All Other Fees	Total
2013	$1,570,000	$425,000	$45,000	$2,040,000
2012	$1,667,000	$891,000	—	$2,558,000

Audit fees for 2013 and 2012 were for professional services rendered for (i) the audits of our consolidated financial statements and of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, (ii) the reviews of interim financial statements included in our Forms 10-Q and (iii) the statutory audits for our international operations.

Tax fees for 2013 and 2012 relate to tax compliance and tax planning services.

All other fees for 2013 relate to advisory services.

The Audit Committee has considered the compatibility of the provision of services covered by the three preceding paragraphs with the maintenance of the principal accountant’s independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.

The Audit Committee annually reviews the performance of the independent registered public accounting firm and the fees and expenses charged for their services.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. As part of its responsibility, the Audit Committee has established a policy requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Prior to the engagement of the independent registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month period, KPMG LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval:

Audit Services

Audit services consist of services rendered by an independent registered public accounting firm for the audit of our consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and our internal control over financial reporting, reviews of the interim financial statements included in Forms 10-Q and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

Audit-Related Services

Audit-related services consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Services

Tax services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance, tax consulting and tax planning.

Other Non-Audit Services

Other non-audit services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

Circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services or additional effort not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

During 2013 and 2012, audit related services and all other services provided by KPMG LLP were pre-approved by the Audit Committee.

A representative from KPMG LLP is expected to attend the 2014 annual meeting of shareholders and will have the opportunity to make a statement and answer appropriate questions.

PROPOSAL NO 2.—TO APPROVE THE WATSCO, INC. 2014 INCENTIVE COMPENSATION PLAN

Our 2001 Incentive Compensation Plan, as currently in effect, was adopted by the Board of Directors and ratified by the shareholders in June 2001, subsequently re-approved by the Board of Directors and shareholders in 2006 and 2009, and amended and restated in 2009, which we refer to as the “Prior Plan.” As of April 4, 2014, there were 45,421 shares remaining available for future issuance under the Prior Plan. On March 3, 2014, the Board of Directors approved, and is submitting to the shareholders for their approval, the Watsco, Inc. 2014 Incentive Compensation Plan, which we refer to as the “2014 Plan.”

A general description of the material features of the 2014 Plan is discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2014 Plan, which is attached hereto as Appendix A. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the 2014 Plan.

Introduction

The 2014 Plan is designed to assist us and our subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

Shareholder approval of the 2014 Plan is required (i) for purposes of complying with the shareholder approval requirements of the New York Stock Exchange, (ii) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as described below, and (iii) to comply with the incentive stock options rules under Section 422 of the Code.

Shares Available for Awards & Limitations

Under the 2014 Plan, the total combined number of shares of our Common stock and/or our Class B common stock (Common stock and Class B common stock are referred to collectively as “Stock”) that may be delivered in connection with Awards under the 2014 Plan during the term of the Plan is (i) 2,000,000 shares, plus (ii) any shares of Stock that remain available for grant in connection with awards under the Prior Plan on the date on which the 2014 Plan is approved by the shareholders of the Company (the “Shareholder Approval Date”), plus (iii) the number of shares of stock with respect to which awards under the 2014 Plan (“Awards”) or, after the Shareholder Approval Date, any awards granted under the Prior Plan are forfeited, expire, or otherwise terminate without any issuance of such shares of Stock or are settled for cash or otherwise do not result in the issuance of all or a portion of the Stock subject to such Award plus (iv) the number of shares of Stock that after the Shareholder Approval Date are surrendered in payment of any Awards or awards previously granted under the Prior Plan or to satisfy any tax withholding with respect thereto.

The 2014 Plan limits the number of shares which may be issued pursuant to incentive stock options to 2,000,000 shares.

In addition, the 2014 Plan imposes individual limitations on the amount of certain Awards to comply with Code Section 162(m). Under these limitations, no one participant may be granted during any fiscal year (i) stock options or stock appreciation rights with respect to more than 1,500,000 shares of Stock, or (ii) Awards intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code that could result in (1) the delivery of more than 1,500,000 shares of Stock, or (2) the payment of cash or property other than shares of Stock in excess of $5,000,000. The dollar limit shall be pro-rated for any performance period that is less than 12 months (based upon the ratio of the number of days in the performance period as compared to 365 days) and if the performance period is more than 12 months, shall be multiplied by the number of complete fiscal years in the performance period.

The Compensation Committee of the Board (the “Committee”) is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Stock so that an adjustment is necessary or appropriate to avoid a dilution or enlargement of benefits under an Award. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any outside director after the Shareholder Approval Date, during any single calendar year will not exceed $2,000,000.

No further awards shall be made under the Prior Plan after the Shareholder Approval Date.

Eligibility

The persons eligible to receive Awards under the 2014 Plan are executives and other employees, officers, directors, consultants and other persons who provide services to the Company, its subsidiaries or certain other affiliated entities designated by the Board, which include approximately 4,800 persons. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the 2014 Plan.

Administration

The 2014 Plan is to be administered by the Committee consisting of not less than two directors, each member of which must be a “non-employee director” as defined under Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the Board may exercise any power or authority granted to the Committee. Subject to the terms of the 2014 Plan, the Committee or the Board is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2014 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2014 Plan.

Stock Options and SARs

The Committee or the Board is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights (“SARs”) entitling the participant to receive the amount by which the fair market value of a share of the Stock on the date of exercise (or defined “change in control price” following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but will not be less than the fair market value of a share of Stock on the date of grant.

Except as otherwise provided in the 2014 Plan, the Committee will not be permitted to (i) lower the exercise price per share of Stock of a stock option or the grant price per share of Stock of a stock appreciation right after it is granted, (ii) cancel a stock option or stock appreciation right when the exercise or grant price per share of Stock exceeds the fair market value of the underlying shares of Stock in exchange for another Award (other than in connection with substitute awards), or (iii) take any other action with respect to a stock option or stock appreciation right that may be treated as a repricing, without approval of the Company’s shareholders.

For purposes of the 2014 Plan, the term “fair market value” means the fair market value of the Stock, Awards or other property as determined by the Committee or the Board or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the fair market value of the Stock as of any given date shall be the closing sales price per share of the Stock as reported on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee or the Board on the date the Award is authorized by the Committee or the Board), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee or the Board, except that no option or SAR may have a term exceeding ten years (or in the case of an incentive stock option, such shorter period as may be required under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash, Stock, outstanding Awards or other property having a fair market value equal to the exercise price, as the Committee or the Board may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee or the Board. SARs granted under the 2014 Plan may include “limited SARs” exercisable for a stated period of time following a change in control of the Company, as discussed below.

Non-Vested (Restricted) and Deferred Stock

The Committee or the Board is authorized to grant non-vested (restricted) stock and deferred stock. Non-vested (restricted) stock is a grant of shares of Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Committee or the Board. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Committee or the Board. An Award of deferred stock confers upon a participant the right to receive shares of Stock at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee or the Board is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Stock, other Awards or other property equal in value to dividends paid on a specific number of shares of Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Stock, Awards or otherwise as specified by the Committee or the Board.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee or the Board is authorized to grant shares of Stock as a bonus free of restrictions, or to grant shares of Stock or other Awards in lieu of Company obligations to pay cash under the 2014 Plan or other plans or compensatory arrangements, subject to such terms as the Committee or the Board may specify.

Other Share-Based Awards

The Committee or the Board is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of shares of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board determines the terms and conditions of such Awards.

Performance Awards

The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the committee upon the grant of the performance award; provided however, that a performance period cannot be longer than five years. Performance awards may be valued by reference to a designated number of shares or by reference to a designated amount of property including cash. Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee. Except as otherwise provided in any award agreement, dividend equivalents credited in connection with a performance award shall be subject to restrictions and risk of forfeiture to the same extent as the performance award with respect to which such dividend equivalents have been credited.

Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) and that the Committee intends to qualify as “performance-based compensation” not subject to the limitation on tax deductibility under Code Section 162(m), will be subject to provisions under the 2014 Plan that are intended to qualify such awards as “performance-based compensation” under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means each person that is considered a “covered employee” for purposes of Section 162(m) of the Code.

If and to the extent that the Committee determines that these provisions of the 2014 Plan are to be applicable to any award, one or more of the following business criteria for our company, on a consolidated basis, and/or for related entities, or for business or geographical units of the Company and/or a related entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for awards under the 2014 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on assets, net assets, investment, capital, operating revenue or equity; (6) economic value added; (7) direct contribution; (8) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (9) working capital or working capital management, including inventory turnover and days sales outstanding; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and (18) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. Unless otherwise specified by the Committee, the Committee will exclude the impact of (i) any restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, and (ii) any change in accounting standards required by generally accepted accounting principles. In addition, to the extent permitted under Section 162(m) of the Code, the Committee may make such other exclusions or adjustments to the performance goals or results as the Committee shall determine to be appropriate to reflect the impact of an event or occurrence that the Committee determines should be excluded or adjusted. In no event, however, shall any of the exclusions or adjustments made pursuant to the preceding two sentences or otherwise provided under the 2014 Plan be made if and to the extent they would result in the Award failing to qualify as “performance-based compensation” under Section 162(m) of the Code.

At the end of each fiscal year or performance period, the Committee or the Board will determine the amount of any potential annual incentive or performance Awards payable to participants in the 2014 Plan. The Committee or the Board may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Stock, other Awards or other property, in the discretion of the Committee or the Board. The Committee or the Board may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee or the Board may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee or the Board is authorized to place cash, shares of Stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2014 Plan. The Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Stock or other property to be distributed will be withheld (or previously acquired shares of Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2014 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee or the Board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the 2014 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee or the Board may, however, grant Awards in exchange for other Awards under the 2014 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee or the Board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2014 Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the Committee or the Board may provide in an Award agreement that the performance goals relating to any performance based Award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, if so provided in the Award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined “change in control price,” which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of the Company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control. For purposes of the 2014 Plan, the term “change in control” generally means (a) consummation of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were shareholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding, voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), (b) a change in the composition of the Board such that the persons constituting the current Board, and subsequent directors approved by the current Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board, or (c) the acquisition (other than from the Company) by any person or group of people of more than 50% (a “Controlling Interest”) of the outstanding shares or combined voting power of the Company’s Stock or outstanding securities entitled to vote generally in the election of Directors (other than acquisitions by the Company or its Subsidiaries, any person who owns a Controlling Interest on the effective date of the Plan, or any employee benefit plan of the Company or its Subsidiaries).

Federal Income Tax Consequences of Awards of Options

The 2014 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the 2014 Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of Stock acquired on exercise of the Option over the exercise price. If the Optionee is an employee of the Company, that income will be subject to the withholding of Federal income tax. The Optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

If an Optionee pays for shares of Stock on exercise of an Option by delivering shares of the Company’s Stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee’s tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee’s tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options. The 2014 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an Optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a “Disqualifying Disposition”), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An Optionee who exercises an incentive stock option by delivering shares of Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the Optionee’s alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2014 Plan (e.g., if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2014 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights. The Company may grant SARs separate from any other Award (“Stand-Alone SARs”) or in tandem with Options (“Tandem SARs”) under the 2014 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of Stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Stock on the day it is received over any amounts paid by the recipient for the Stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of Stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of Stock over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations. Section 162(m) of the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Awards granted to participants under the 2014 Plan whom the Committee expects to be covered employees at the time a deduction arises in connection with such Awards, may be granted in a manner that is intended to qualify as such “performance-based compensation,” so that such Awards would not be subject to the Section 162(m) of the Code deductibility cap of $1 million. However, the Committee may, in its discretion, grant Awards that are not exempt from the deduction limitations imposed by Section 162(m) of the Code. In addition, future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect our ability to ensure that Awards under the 2014 Plan will qualify as “performance-based compensation” that are fully deductible by the Company under Section 162(m) of the Code.

Section 409A. The 2014 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the 2014 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of deferred stock that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.

Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Award or the disposition of Stock acquired as a result of an Award.

Clawback of Benefits

The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2014 Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by Watsco and/or under applicable law, which we refer to as a clawback policy. In addition, a participant may be required to repay to the Company certain previously paid incentive compensation, whether provided under the 2014 Plan or an Award agreement or otherwise, in accordance with any clawback policy. By accepting an Award, a participant is also agreeing to be bound by any existing or future clawback policy adopted by the Company, or any amendments that may from time to time be made to the clawback policy in the future by the Company in its discretion (including without limitation any clawback policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s Award agreements (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company, without the participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any clawback policy.

If a participant, without the consent of the Company, while employed by or providing services to the Company or any subsidiary of the Company or other entity specified the Board in which the Company holds, directly or indirectly, a substantial ownership interest, or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any such other subsidiary or entity, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the participant or other person to whom any payment has been made or Stock or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any option or stock appreciation right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award agreement or otherwise specified by the Committee.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the 2014 Plan or the Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2014 Plan which might increase the cost of the 2014 Plan or alter the eligibility of persons to receive Awards.

Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2014 Plan will terminate at such time as no shares of Stock remain available for issuance under the 2014 Plan and the Company has no further rights or obligations with respect to outstanding Awards under the 2014 Plan. Awards outstanding upon termination of the 2014 Plan shall remain in effect until they have been exercised or terminated, or have expired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO APPROVE THE WATSCO, INC. 2014 INCENTIVE COMPENSATION PLAN.

PROPOSAL NO. 3—VOTE ON A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, the Board requests your non-binding advisory vote to approve the compensation of our named executive officers as described in this proxy statement under the heading “Compensation Discussion and Analysis” including the tables that follow. Your vote is solely advisory and, therefore, will not be binding on the Company; however, the Board will review the voting results and take them into consideration when making future executive compensation decisions. Currently, we provide our shareholders an opportunity to cast a non-binding advisory vote on our executive compensation every three years, and, after this year’s vote, the next advisory vote is scheduled for our 2017 annual meeting of shareholders.

The Board encourages shareholders to read the Compensation Discussion and Analysis, including the tables that follow, to review the correlation between compensation and performance.

The Board remains committed to sound corporate governance practices and shares the interest of shareholders in maintaining effective executive compensation. The Board believes that our executive compensation has a proven record of effectively driving the Company’s performance as a result of the continued leadership of these named executive officers and believes that it will assist us in retaining our senior leadership team.

We are asking shareholders to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to Watsco’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE ON A NON-BINDING ADVISORY BASIS THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

OTHER BUSINESS

The Board knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying Proxy Statement will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

By order of the Board of Directors,

BARRY S. LOGAN

Senior Vice President and Secretary

April 17, 2014

WATSCO, INC.

2014 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this WATSCO, INC. 2014 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Watsco, Inc., a Florida corporation (the “Company”) and its Related Entities in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company and its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Deferred Stock Award, Stock granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Beneficial Owner” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(f) “Board” means the Company’s Board of Directors.

(g) “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her non-competition and/or non-disclosure agreement with the Company (or a Related Entity) if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) chronic addiction to alcohol, drugs or other similar substances affecting the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant’s employment was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(h) “Change in Control” means a Change in Control as defined with related terms in Section 9 of the Plan.

(i) “Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k) “Committee” means the Compensation Committee designated by the Board; provided, however, that the Committee shall consist of at least two directors, each member of which shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code, and (iii) “Independent”. The failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(l) “Corporate Transaction” means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.

(m) “Consultant” means any consultant or advisor who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) is a natural person and otherwise qualifies as a consultant or de facto employee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(n) “Continuous Service” means uninterrupted provision of services to the Company or a Related Entity in any capacity of an officer, Employee, Director, or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of an officer, Employee, Director, or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of an officer, Employee, Director, or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(o) “Covered Employee” means each person that is considered a “covered employee” for purposes of Section 162(m) of the Code.

(p) “Deferred Stock” means a right to receive Stock, including Restricted Stock, cash measured based upon the value of Stock or a combination thereof, at the end of a specified deferral period.

(q) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(r) “Director” means a member of the Board or the board of directors of any Related Entity.

(s) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(t) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(u) “Effective Date” means the Shareholder Approval Date.

(v) “Eligible Person” means each officer of the Company or any Related Entity, Director, Employee, or Consultant. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(w) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(y) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee or the Board on the date the Award is authorized by the Committee or the Board) or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(z) “Incentive Stock Option” or “ISO” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(aa) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(bb) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(cc) “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the NASDAQ Stock Market.

(dd) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(ee) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(ff) “Outside Director” means a member of the Board who qualifies as an “outside director” under Section 162(m) of the Code and as a “Non-Employee Director” under Rule 16b-3 promulgated under the Exchange Act.

(gg) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(hh) “Performance Award” means any Award granted pursuant to this Plan, or any bonus or other amount payable in cash, shares of Stock or other property, the rights to which are determined, in whole or in part, upon satisfaction of performance goals.

(ii) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(jj) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(kk) “Prior Plan” means the Watsco, Inc. Amended and Restated 2001 Incentive Compensation Plan.

(ll) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(mm) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(nn) “Restricted Stock” means any Stock issued with such limitations on transferability, risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Stock and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(oo) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(pp) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(qq) “Shareholder Approval Date” means the date on which this Plan is approved by the stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act, and applicable requirements under the rules of the Listing Market.

(rr) “Stock” means the Company’s Common Stock, par value $.50 per share (the “Common Stock”) and/or the Company’s Class B Common Stock, par value $.50 per share (the “Class B Common Stock”), and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(ss) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(tt) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or any other entity that is an Affiliate of the Company.

(uu) “Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or

Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, or (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent necessary in order for such Award to so qualify. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer, or Employee, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Limitation on Overall Number of Shares of Stock Available for Delivery Under the Plan. Subject to adjustment as provided in Section 10(c) hereof, and subject to the provisions of Section 4(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 2,000,000, plus (ii) any remaining shares of Stock available for grant in connection with awards under the Prior Plan on the Shareholder Approval Date, plus (iii) the number of shares of Stock that again become available for delivery under Section 4(c) hereof. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed 2,000,000 shares.

(b) Application of Limitations to Grants of Awards. The limitation contained in Section 4(a) shall only apply to Awards that are settleable by the delivery of shares of Stock. The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares of Stock Not Delivered under Awards and Adjustments to Limits.

(i) If any Awards or any awards granted under the Prior Plan are, after the Shareholder Approval Date, forfeited, expire or otherwise terminate without issuance of such shares of Stock, or are settled for cash or otherwise does not result in the issuance of all or a portion of the Stock subject to such Award or award, the Stock to which those Awards or awards were subject shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan.

(ii) In the event that any Option or other Award granted, or any award granted under the Prior Plan, is exercised after the Shareholder Approval Date through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then only the number of shares of Stock issued net of the shares tendered or withheld shall be counted for purposes of determining the maximum number of shares of Stock available for grant under the Plan.

(iii) Substitute Awards shall not reduce the shares of Stock authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Stock authorized for delivery under the Plan; if and to the extent that the use of such Stock would not require approval of the Company’s shareholders under the rules of the Listing Market.

(d) No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Shareholder Approval Date.

5. Eligibility; Per-Person Award Limitations.

(a) Awards may be granted under the Plan only to Eligible Persons.

(b) Subject to adjustment as provided in Section 10(c), no Participant may be granted in any fiscal year of the Company during any part of which this Plan is in effect: (i) Options or Stock Appreciation Rights with respect to more than 1,500,000 shares of Stock; or (ii) Performance Awards intended to qualify as performance-based compensation exempt from the deduction limitations imposed under Section 162(m) of the Code that could result in (1) the delivery of more than 1,500,000 shares of Stock or (2) the payment of cash or property other than shares of Stock in excess of $5,000,000 for each complete fiscal year of the Company. The $5,000,000 limit shall be pro-rated for any Performance Period that is less than 12 months (based upon the ratio of the number of days in the Performance Period as compared to 365 days), and if the Performance Period is more than 12 months, shall be equal to the number of complete fiscal years in the Performance Period multiplied by $5,000,000.

(c) Limits on Awards to Outside Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Outside Director after the Shareholder Approval Date, during any single calendar year shall not exceed $2,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee and the Board each is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Related Entity and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted. Except as otherwise provided in Sections 10(c)(i) and (ii) hereof, the Committee shall not be permitted to (A) lower the exercise price per share of Stock of an Option after it is granted, (B) cancel an Option when the exercise price per share of Stock exceeds the Fair Market Value of the underlying shares of Stock in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

(ii) Time and Method of Exercise. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock (including without limitation the withholding of shares of Stock otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or any Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(iv) Repurchase Rights. The Committee and the Board shall have the discretion to grant Options which are exercisable for unvested shares of Stock. Should the Optionee cease to be employed with or perform services to the Company (or Related Entity) while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right.

(v) Term. The term of each Option shall be for such period as may be determined by the Company; provided, however, that in no event shall the term of any Option exceed a period of ten years (or in the case of an Incentive Stock Option, such shorter period as may be required under Section 422 of the Code).

(c) Stock Appreciation Rights. The Committee and the Board each is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR” that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof. Except as otherwise provided in Sections 10(c)(i) and (ii) hereof, the Committee shall not be permitted to (A) lower the grant price per share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per share of Stock exceeds the Fair Market Value of the underlying shares of Stock in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without stockholder approval.

(ii) Other Terms. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(iii) Term. The term of each SAR shall be for such period as may be determined by the Committee; provided that in no event shall the term of any SAR exceed a period of ten years.

(d) Restricted Stock Awards. The Committee and the Board each is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee and the Board each is authorized to grant Deferred Stock to Eligible Persons, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. A Deferred Stock Award may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock Award, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with ownership of Stock.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board, upon termination of a Participant’s Continuous Service during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to the Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by a Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

(g) Dividend Equivalents. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify. If and to the extent required to comply with Section 409A of the Code, any such determination by the Committee shall be made at the grant date of the applicable Award. Except as otherwise provided in any Award Agreement, and notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award, other than an Option or Stock Appreciation Right, that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Stock, or other Awards, subject in whole or in part to satisfaction of performance goals and on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, in each case in a manner that does not violate the requirements of Section 409A of the Code. Except as otherwise provided in any Award Agreement, Dividend Equivalents credited in connection with a Performance Award shall be subject to restrictions and risk of forfeiture to the same extent as the Performance Award with respect to which such Dividend Equivalents have been credited.

(i) Other Stock-Based Awards. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. The Committee and the Board shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Optionee’s Continuous Service cease while holding such unvested shares of Stock, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted

Stock or Deferred Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered); provided, however, that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, shares of Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Listing Market. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of shares of Stock in connection with such settlement, in the sole discretion of the Committee or upon the occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a share of Stock on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Stock.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute “non-qualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee or the Board, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee or the Board determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may be only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8. Code Section 162(m) Provisions.

(a) Covered Employees. The provisions of this Section 8 shall be applicable to any Performance Award (i) granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee and (ii) that the Committee intends to qualify as performance-based compensation that is exempt from the deduction limitations imposed under Section 162(m) of the Code.

(b) Performance Criteria. If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Stock or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a share of Stock. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at such time as may be required to comply with Section 162(m) of the Code, the Committee shall exclude the impact of (i) any restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, and (ii) any change in accounting standards required by generally accepted accounting principles. In addition, to the extent permitted under Section 162(m) of the Code, the Committee may make such other exclusions or adjustments to the performance goals or results as the Committee shall determine to be appropriate to reflect the impact of an event or occurrence that the Committee determines should be excluded or adjusted. In no event, however, shall any of the exclusions or adjustments made pursuant to the preceding two sentences or otherwise provided under this Plan be made if and to the extent they would result in the Award failing to qualify as performance-based compensation under Section 162(m) of the Code.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards subject to this Section 8 shall be measured over a Performance Period no longer than 5 years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9. Change in Control.

(a) Effect of “Change in Control.” If and to the extent provided in the Award Agreement, in the event of a “Change in Control,” as defined in Section 9(b):

(i) The Committee may, within its discretion, accelerate the vesting and exercisability of any Award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, subject to applicable restrictions set forth in Section 10(a) hereof;

(ii) The Committee may, within its discretion, accelerate the exercisability of any limited SARs (and other SARs if so provided by their terms) and provide for the settlement of such SARs for amounts, in cash, determined by reference to the Change in Control Price;

(iii) The Committee may, within its discretion, lapse the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan and such Awards may be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, within its discretion, deem such performance goals and other conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control.” Except as otherwise defined in any Award Agreement, a “Change in Control” shall be deemed to have occurred upon:

(i) Consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company;

(ii) Individuals who, as of the date on which the Award is granted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or “group” that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest (3) any employee benefit plan of the Company or its Subsidiaries or (4) directly or indirectly by or for the benefit of Albert H. Nahmad and/or the members of his family.

(c) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b) (i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may

consider appropriate, and may require any Eligible Person or Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Related Entity), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee or the Board to be necessary or appropriate in order to avoid a dilution or enlargement of benefits under the Award, then the Committee or the Board shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee or Board determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards

(which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a share of Stock exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether Stock, cash or other securities or property) received in the applicable transaction by holders of shares of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Award, for each share of Stock subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of shares of Stock in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants, designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d) Clawback of Benefits.

(i) The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or under applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid incentive compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(ii) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Related Entity or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Related Entity, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Stock or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

(e) Award Agreements. Each Award Agreement shall either be (i) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan

(f) Taxes. The Company and any Related Entity is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, not in excess of the minimum statutory withholding required, either on a mandatory or elective basis in the discretion of the Committee.

(g) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(h) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued shares of Stock on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued shares of Stock pursuant to the Award Agreement on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any Related Company nor any of their respective officers, directors, representatives or agents, is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(i) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’ s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

(j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(k) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.

(m) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(n) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(o) Non-U.S. Laws. The Committee or the Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(p) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) (if applicable) and 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable NYSE requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan. Awards outstanding upon termination of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY FOR COMMON STOCK

2014 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, as proxies and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), in the manner set forth below. The undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders of the Company to be held at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 on Monday, May 19, 2014, at 9:00 a.m. EDT, and at any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1)	FOR ☐ WITHHOLD VOTE ☐ To elect Steven R. Fedrizzi as a Common stock director until the Annual Meeting of Shareholders in 2017, or until his successor is duly elected and qualified.

(2)	FOR ☐ AGAINST ☐ ABSTAIN ☐ To approve the Watsco, Inc. 2014 Incentive Compensation Plan.

(3)	FOR ☐ AGAINST ☐ ABSTAIN ☐ To approve a non-binding advisory resolution regarding the compensation of our named executive officers.

(4)	In the proxies’ discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2013 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 17, 2014.

Date:	, 2014

[SIGNATURE OF SHAREHOLDER]

[SIGNATURE OF JOINT HOLDER]

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY FOR CLASS B COMMON STOCK

2014 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, as proxies and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Class B common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), in the manner set forth below. The undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders of the Company to be held at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 on Monday, May 19, 2014, at 9:00 a.m. EDT, and at any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1)	FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐ To elect Denise Dickins and Paul F. Manley as Class B common stock directors until the Annual Meeting of Shareholders in 2017 and to elect Bob L. Moss as a Class B common stock director until the Annual Meeting of Shareholders in 2016, or until their respective successors are duly elected and qualified, except for the following nominee(s) (if any).

(2)	FOR ☐ AGAINST ☐ ABSTAIN ☐ To approve the Watsco, Inc. 2014 Incentive Compensation Plan.

(3)	FOR ☐ AGAINST ☐ ABSTAIN ☐ To approve a non-binding advisory resolution regarding the compensation of our named executive officers.

(4)	In the proxies’ discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2013 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 17, 2014.

Date:	, 2014

[SIGNATURE OF SHAREHOLDER]

[SIGNATURE OF JOINT HOLDER]

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY FOR COMMON STOCK

2014 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, as proxies and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), in the manner set forth below. The undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders of the Company to be held at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 on Monday, May 19, 2014, at 9:00 a.m. EDT, and at any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

(1)	To elect Steven R. Fedrizzi as a Common stock director until the Annual Meeting of Shareholders in 2017 or until his successor is duly elected and qualified.

	Nominee:	Steven R. Fedrizzi

Number of votes cast FOR the nominee:
Number of votes WITHHELD for the nominee:

(2)	To approve the Watsco, Inc. 2014 Incentive Compensation Plan.

Number of votes cast FOR:
Number of votes cast AGAINST:
Number of votes ABSTAINED:

(3)	To approve a non-binding advisory resolution regarding the compensation of our named executive officers.

Number of votes cast FOR:
Number of votes cast AGAINST:
Number of votes ABSTAINED:

(4)	In the proxies’ discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2013 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 17, 2014.

Date:	, 2014

Carrier Corporation One Carrier Place Farmington, CT 06032-2562 Account number: XXXXXX4734 Shares held: 2,985,685

By:
Name:
Title:

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY FOR CLASS B COMMON STOCK

2014 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, as proxies and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Class B common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), in the manner set forth below. The undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders of the Company to be held at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 on Monday, May 19, 2014, at 9:00 a.m. EDT, and at any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

(1)	To elect Denise Dickins and Paul F. Manley as Class B common stock directors until the Annual Meeting of Shareholders in 2017 and to elect Bob L. Moss as a Class B common stock director until the Annual Meeting of Shareholders in 2016, or until their respective successors are duly elected and qualified.

	Nominee:	Denise Dickins

Number of votes cast FOR the nominee:
Number of votes WITHHELD for the nominee:

	Nominee:	Paul F. Manley

Number of votes cast FOR the nominee:
Number of votes WITHHELD for the nominee:

	Nominee:	Bob L. Moss

Number of votes cast FOR the nominee:
Number of votes WITHHELD for the nominee:

(2)	To approve the Watsco, Inc. 2014 Incentive Compensation Plan.

Number of votes cast FOR:
Number of votes cast AGAINST:
Number of votes ABSTAINED:

(3)	To approve a non-binding advisory resolution regarding the compensation of our named executive officers.

Number of votes cast FOR:
Number of votes cast AGAINST:
Number of votes ABSTAINED:

(4)	In the proxies’ discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2013 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 17, 2014.

Date:	, 2014

Carrier Corporation One Carrier Place Farmington, CT 06032-2562 Account number: XXXXXX5934 Shares held: 94,784

By:
Name:
Title:

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

PROXY FOR COMMON STOCK

2014 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, as proxies and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), in the manner set forth below. The undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders of the Company to be held at the Watsco, Inc. Corporate Office, 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133 on Monday, May 19, 2014, at 9:00 a.m. EDT, and at any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

(1)	To elect Steven R. Fedrizzi as a Common stock director until the Annual Meeting of Shareholders in 2017 or until his successor is duly elected and qualified.

	Nominee:	Steven R. Fedrizzi

Number of votes cast FOR the nominee:
Number of votes WITHHELD for the nominee:

(2)	To approve the Watsco, Inc. 2014 Incentive Compensation Plan.

Number of votes cast FOR:
Number of votes cast AGAINST:
Number of votes ABSTAINED:

(3)	To approve a non-binding advisory resolution regarding the compensation of our named executive officers.

Number of votes cast FOR:
Number of votes cast AGAINST:
Number of votes ABSTAINED:

(4)	In the proxies’ discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2013 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 17, 2014.

Date:	, 2014

UTC Canada Corporation One Germain Street Suite 1500 Saint-John New Brunswick Canada E2L 4H8 Account number: XXXXXX4797 Shares held: 1,250,000

By:
Name:
Title:

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.